                                                                    EXHIBIT 10.2

                                CREDIT AGREEMENT

                          Dated as of November 30, 1999

                                      Among

                                 ENTEGRIS, INC.,
                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN,
                                    as Banks

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                    as Agent

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................1

   Section 1.1.  Definitions......................................................................................1

ARTICLE II CREDIT FACILITIES.....................................................................................13

   Section 2.1.  Commitment as to Revolving Facility.............................................................13
   Section 2.2.  Procedures for Borrowing Under the Revolving Facility...........................................14
   Section 2.3.  Converting Floating Rate Fundings to Eurodollar Rate Fundings; Procedures.......................14
   Section 2.4.  Procedures at End of an Interest Period.........................................................15
   Section 2.5.  Setting and Notice of Rates.....................................................................15
   Section 2.6   Commitment to Issue Letters of Credit...........................................................15
   Section 2.7.  Interest on Obligations.........................................................................20
   Section 2.8.  Obligation to Repay Advances; Representations...................................................20
   Section 2.9.  Revolving Notes.................................................................................21
   Section 2.10. Interest Due Dates..............................................................................21
   Section 2.11. Computation of Interest and Fees................................................................21
   Section 2.12. Fees............................................................................................21
   Section 2.13. Use of Proceeds.................................................................................22
   Section 2.14. Voluntary Reduction or Termination of the Revolving Commitments; Prepayments....................22
   Section 2.15. Payments........................................................................................23
   Section 2.16. Taxes...........................................................................................24
   Section 2.17. Increased Costs; Capital Adequacy; Funding Exceptions...........................................26
   Section 2.18. Funding Losses..................................................................................29
   Section 2.19. Right of Banks to Fund Through Other Offices....................................................30
   Section 2.20. Discretion of Banks as to Manner of Funding.....................................................30
   Section 2.21. Conclusiveness of Statements; Survival of Provisions............................................30

ARTICLE III CONDITIONS OF LENDING................................................................................30

   Section 3.1.  Conditions Precedent to the Initial Borrowing...................................................30
   Section 3.2.  Conditions Precedent to All Borrowings..........................................................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................32

   Section 4.1.  Corporate Existence and Power; Name; Chief Executive Office.....................................32
   Section 4.2.  Authorization for Borrowings; No Conflict as to Law or Agreements...............................32
   Section 4.3.  Legal Agreements................................................................................33
   Section 4.4.  Subsidiaries....................................................................................33
   Section 4.5.  Financial Condition; No Adverse Change..........................................................33
   Section 4.6.  Litigation......................................................................................33
   Section 4.7.  Regulation U....................................................................................34
   Section 4.8.  Taxes...........................................................................................34
   Section 4.9.  Titles and Liens................................................................................34
   Section 4.10. Plans...........................................................................................34

   Section 4.11. Default.........................................................................................35
   Section 4.12. Environmental Compliance........................................................................35
   Section 4.13. Submissions to Banks............................................................................35
   Section 4.14. Financial Solvency..............................................................................35
   Section 4.15  Year 2000.......................................................................................36

ARTICLE V AFFIRMATIVE COVENANTS..................................................................................36

   Section 5.1.  Reporting Requirements..........................................................................37
   Section 5.2.  Books and Records; Inspection and Examination...................................................39
   Section 5.3.  Compliance with Laws............................................................................39
   Section 5.4.  Payment of Taxes and Other Claims...............................................................39
   Section 5.5.  Maintenance of Properties.......................................................................39
   Section 5.6.  Insurance.......................................................................................40
   Section 5.7.  Preservation of Corporate Existence.............................................................40
   Section 5.8.  Fixed Charge Coverage Ratio.....................................................................40
   Section 5.9   Leverage Ratio..................................................................................40
   Section 5.10  Minimum Net Worth...............................................................................40
   Section 5.11  Merger of Fluoroware and Empak into the Borrower................................................41
   Section 5.12  Execution of Loan Documentation with Other Senior Unsecured Creditors...........................41

ARTICLE VI NEGATIVE COVENANTS....................................................................................41

   Section 6.1.  Liens...........................................................................................41
   Section 6.2.  Indebtedness....................................................................................42
   Section 6.3.  Guaranties......................................................................................43
   Section 6.4.  Investments.....................................................................................44
   Section 6.5.  Restricted Payments.............................................................................45
   Section 6.6.  Sale or Transfer of Assets; Suspension of Business Operations...................................45
   Section 6.7   Restrictions on Issuance and Sale of Subsidiary Stock...........................................46
   Section 6.8.  Consolidation and Merger; Asset Acquisitions....................................................46
   Section 6.9   Sale and Leaseback..............................................................................46
   Section 6.10  Subordinated Debt...............................................................................47
   Section 6.11. Restrictions on Nature of Business..............................................................47
   Section 6.12  Prohibition of Entering into Negative Pledge Arrangements.......................................47
   Section 6.13. Accounting......................................................................................47
   Section 6.14. Hazardous Substances............................................................................47

ARTICLE VII EVENTS OF DEFAULT; RIGHTS AND REMEDIES...............................................................48

   Section 7.1.  Events of Default...............................................................................48
   Section 7.2.  Rights and Remedies.............................................................................50

ARTICLE VIII AGREEMENT AMONG BANKS AND AGENT.....................................................................51

   Section 8.1.  Authorization; Powers...........................................................................51
   Section 8.2.  Application of Proceeds.........................................................................51
   Section 8.3.  Exculpation.....................................................................................52
   Section 8.4.  Use of the Term "Agent".........................................................................52

   Section 8.5.  Reimbursement for Costs and Expenses............................................................53
   Section 8.6.  Payments Received Directly by Banks.............................................................53
   Section 8.7.  Indemnification.................................................................................53
   Section 8.8.  Agent and Affiliates............................................................................54
   Section 8.9.  Credit Investigation............................................................................54
   Section 8.10. Defaults........................................................................................54
   Section 8.11. Obligations Several.............................................................................54
   Section 8.12. Sale or Assignment; Addition of Banks...........................................................55
   Section 8.13. Participation...................................................................................56
   Section 8.14. Withholding Tax Exemption.......................................................................56
   Section 8.15. Borrower not a Beneficiary or Party.............................................................57

ARTICLE IX MISCELLANEOUS.........................................................................................57

   Section 9.1.  No Waiver; Cumulative Remedies..................................................................57
   Section 9.2.  Amendments, Requested Waivers, Etc..............................................................57
   Section 9.3.  Addresses for Notices, Etc......................................................................58
   Section 9.4.  Costs and Expenses..............................................................................58
   Section 9.5.  Indemnity.......................................................................................58
   Section 9.6.  Execution in Counterparts.......................................................................59
   Section 9.7.  Governing Law; Jurisdiction; Waiver of Jury Trial...............................................59
   Section 9.8.  Integration; Inconsistency......................................................................60
   Section 9.9.  Agreement Effectiveness.........................................................................60
   Section 9.10. Advice from Independent Counsel.................................................................60
   Section 9.11. Binding Effect; No Assignment by Borrower.......................................................60
   Section 9.12. Severability of Provisions......................................................................60
   Section 9.13. Headings........................................................................................61

                                LIST OF EXHIBITS

Exhibit A             Form of Revolving Note

Exhibit B             Notice of Borrowing under Revolving Facility

Exhibit C             Notice of Conversion to Eurodollar Rate

Exhibit D             Notice of Rollover to Eurodollar Rate

Exhibit E             Form of Certificate of Chief Financial Officer as to
                      Annual Financial Statements

Exhibit F             Form of Certificate of Chief Financial Officer as to
                      Fiscal Quarter Financial Statements

Exhibit G             Form of Assignment Certificate

                                LIST OF SCHEDULES

Schedule 2.6          Existing Letters of Credit

Schedule 4.1          Name under which Borrower and its Subsidiaries Have
                      Done Business

Schedule 4.4          Subsidiaries of the Borrower

Schedule 4.6          Litigation

Schedule 4.10         Description of Pension Plans of the Borrower

Schedule 4.12         Environmental Disclosures of the Borrower

Schedule 6.1          Outstanding Liens of the Borrower and its Subsidiaries

Schedule 6.2          Outstanding Indebtedness of the Borrower and its
                      Subsidiaries

Schedule 6.3          Outstanding Guaranties of the Borrower and its
                      Subsidiaries

                                CREDIT AGREEMENT

                This Credit Agreement is dated as of November 30, 1999, by and among ENTEGRIS, INC., a Minnesota corporation (the "Borrower"), and each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to this Agreement pursuant to the terms and conditions of Article VIII hereof (herein collectively called the "Banks" and individually each called a "Bank"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its separate capacity as administrative agent for itself and all other Banks (in such capacity, the "Agent").

                                    ARTICLE I

                                   Definitions

                Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (a) the terms defined in the preamble have the meanings therein assigned to them;

                (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                (d) all accounting terms, unless otherwise specified, shall be deemed to refer to Persons and their Subsidiaries on a consolidated basis in accordance with GAAP.

                "Adjustment Date" has the meaning specified in Section 8.12.

                "Advance" means a loan of funds by a Bank to the Borrower under the Revolving Facility.

                "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, (i) ten percent (10%) or more of a Person that is publicly held or (ii) fifty percent (50%) or more of a Person that is privately held, of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or (c) each of such Person's, officers, directors, joint venturers and partners. For purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall in no event include the Agent or a Bank.

                "Agent" has the meaning specified in the preamble.

                "Agent's Administrative Fee" shall have the meaning specified in
Section 2.12(a).

                "Agreement" means this Credit Agreement and all exhibits, amendments and supplements hereto and all restatements thereof.

                "Applicant" has the meaning specified in Section 8.12.

                "Assignment Certificate" has the meaning specified in Section 8.12.

                "Bank" or "Banks" has the meaning specified in the preamble.

                "Base Rate" means the rate of interest publicly announced from time to time by Norwest as its "base" rate or any similar successor rate, which rate shall change when and as that same rate or successor rate changes.

                "Borrower" has the meaning specified in the preamble.

                "Borrowing" means a borrowing by the Borrower under the Revolving Facility, consisting of the aggregate of all Revolving Advances made by the Banks to the Borrower pursuant to a request under Section 2.3.

                "Business Day" means any day other than a Saturday or Sunday on which national banks are required to be open for business in Minnesota and in Illinois, and, in addition, if such day relates to a Eurodollar Rate Funding or fixing of a Eurodollar Rate, a day on which dealings in U.S. dollar deposits are carried on in the London interbank eurodollar market.

                "Capital Adequacy Rule" has the meaning specified in Section 2.17(b)(ii).

                "Capital Adequacy Rule Change" has the meaning specified in
Section 2.17(b)(iii).

                "Capitalized Lease Liabilities" of any Person means, with respect to the applicable Covenant Computation Period, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                "Cash Flow Available for Fixed Charges" of any Person means, with respect to the applicable Covenant Computation Period, such Person's Pre-Tax Earnings, plus Interest

Expense of such Person during such Covenant Computation Period, plus such Person's rental expenses with respect to operating leases during such Covenant Computation Period.

                "Change of Control" means, with respect to any corporation, either (i) the acquisition by any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) of beneficial ownership (as defined in Rules 13d-3 and 13d-4 of the Securities and Exchange Commission, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the then-outstanding voting capital stock of such corporation; or (ii) a change in the composition of the board of directors of such corporation or any corporate parent of such corporation such that continuing directors cease to constitute more than 50% of such board of directors. As used in this definition, "continuing directors" means, as of any date, (i) those members of the board of directors of the applicable corporation who assumed office prior to such date, and (ii) those members of the board of directors of the applicable corporation who assumed office after such date and whose appointment or nomination for election by that corporation's shareholders was approved by a vote of at least 50% of the directors of such corporation in office immediately prior to such appointment or nomination.

                "Closing Date" means the date of this Agreement.

                "Commitment Fee" has the meaning specified in Section 2.12(b).

                "Commitment Fee Percentage" means, as of the date of determination, the percentage set forth in the table below opposite the applicable range of the ratio of Total Funded Debt to EBITDA of the Borrower and its Subsidiaries as of such date of determination; provided, however, in no event shall the Commitment Fee Percentage be less than 0.250% during the period from the Closing Date through May 31, 2000. Reductions and increases in the Commitment Fee Percentage will be verified by the Agent upon receipt of the financial statements of the Borrower and its Subsidiaries and related compliance certificate as required under Section 5.1(b) of this Agreement. The ratio will be determined on the basis of a rolling four quarter calculation of the ratio of Total Funded Debt to EBITDA as of the last day of the most recent quarter-end reflected in the most recent financial statements delivered by the Borrower for the Borrower and its Subsidiaries under Section 5.1(b). Any reduction or increase in the Commitment Fee Percentage will become effective on the first day of the first month following the applicable Quarterly Financial Statement Due Date. If the Borrower fails to deliver the financial statements of the Borrower and its Subsidiaries and/or related compliance certificate required under
Section 5.1(b) on or before the applicable Quarterly Financial Statement Due Date, the Borrower and its Subsidiaries shall be deemed to have a ratio of Total Funded Debt to EBITDA for such quarter of more than 2.50 to 1.00, and the Commitment Fee Percentage will be 0.350% beginning on the first day of the first month following such Quarterly Financial Statement Due Date and will continue as such until the Borrower delivers the financial statements of the Borrower and its Subsidiaries for the next fiscal quarter in accordance with Section 5.1(b).

             Ratio of Total Funded                   Commitment Fee
                Debt to EBITDA                         Percentage
      -----------------------------------------------------------------
                  * 2.50/1.00                            0.350%
      -----------------------------------------------------------------
          * 2.00/1.00 to ** 2.50/1.00                    0.300%
      -----------------------------------------------------------------
          * 1.00/1.00 to ** 2.00/1.00                    0.250%
      -----------------------------------------------------------------
                  ** 1.00/1.00                           0.200%
      -----------------------------------------------------------------
* - less than or equal
** - greater than

                "Covenant Computation Date" means the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending on November 27, 1999.

                "Covenant Computation Period" means the twelve (12) consecutive calendar months immediately preceding and ending on a Covenant Computation Date.

                "Debt" of any Person means, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, reimbursement agreements, recourse agreements or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Liabilities of such Person, (e) all debt of others secured by a lien on any asset of such Person, whether or not such debt is assumed by such Person, (f) all debt of others guaranteed by such other Person, (g) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations), (h) all obligations of such Person under any interest rate swap program or any similar agreement, arrangement or undertaking relating to fluctuations in interest rates and (i) all obligations of such Person to advance funds to, or purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person and (j) all obligations of such Person under a letter of credit reimbursement agreement with respect to letters of credit issued thereunder.

                "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                "Default Percentage" means, as to any Bank, a fraction determined as of the termination of the Revolving Commitments following the occurrence of an Event of Default, the numerator of which equals the principal amount of all Obligations owed to such Bank on such date and the denominator of which equals the principal amount of all Obligations owed to all Banks on such date.

                "Default Rate" shall have the meaning specified in Section
2.7(c).

                "EBITDA" of a Person means, with respect to the applicable Covenant Computation Period, such Person's Pre-Tax Earnings plus its Interest Expense and Non-Cash Charges.

                "Empak" means Empak, Inc., a Minnesota corporation, which is a wholly-owned Subsidiary of the Borrower.

                "Environmental Laws" has the meaning specified in Section 4.12.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "Eurodollar Rate" means, with respect to an Interest Period, the rate obtained by adding (a) the applicable Eurodollar Rate Margin to (b) the rate obtained by dividing (i) the applicable Eurodollar Base Rate by (ii) a percentage equal to one (1.00) minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to Eurodollar Rate Fundings (currently referred to as "Eurocurrency Liabilities" in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to such Eurodollar Rate Fundings.

                "Eurodollar Rate Advance" means any Advance which bears interest at a rate determined by reference to a Eurodollar Rate.

                "Eurodollar Base Rate" means, with respect to an Interest Period, the rate per annum equal to the rate (rounded up if necessary to the nearest one-sixteenth of one percent (1/16%)) determined by the Agent in accordance with Section 2.6 to be a rate at which U.S. dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such Interest Period and maturing at the end of such Interest Period, as determined by the Agent between the opening of business and 12:00 Noon, Minneapolis, Minnesota time, on the second Business Day prior to the beginning of such Interest Period.

                "Eurodollar Rate Funding" means any Funding which bears interest at a rate determined by reference to a Eurodollar Rate, including Eurodollar Rate Advances.

                  "Eurodollar Rate Margin" means, as of the date of determination, the percentage set forth in the table below opposite the applicable range of the ratio of Total Funded Debt to EBITDA of the Borrower and its Subsidiaries as of such date of determination; provided, however, in no event shall the Eurodollar Rate Margin be less than 1.500% during the period from the Closing Date through May 31, 2000. Reductions and increases in the Eurodollar Rate Margin will be verified by the Agent upon receipt of the financial statements of the Borrower and its Subsidiaries and related compliance certificate as required under Section 5.1(b) of this Agreement. The ratio will be determined on the basis of a rolling four quarter calculation of the ratio of Total Funded Debt to EBITDA as of the last day of the most recent quarter-end reflected in the most recent financial statements delivered by the Borrower for the Borrower and its Subsidiaries under Section 5.1(b). Any reduction or increase in the Eurodollar Rate Margin will become effective on the first day of the first month following the applicable Quarterly Financial Statement Due Date. If the Borrower fails to deliver the financial statements of the Borrower and its Subsidiaries and/or related compliance certificate required under Section 5.1(b) on or before the applicable Quarterly Financial Statement Due Date, the Borrower and its Subsidiaries shall be deemed to have a ratio of Total Funded Debt to EBITDA for such quarter of more than 2.50 to 1.00, and the Eurodollar Rate Margin will be 1.750% beginning on the first day of the first month following such Quarterly Financial Statement Due Date and will continue as such until the Borrower delivers the financial statements for the Borrower and its Subsidiaries for the next fiscal quarter in accordance with Section 5.1(b).

         Ratio of Total Funded             Eurodollar Rate Spread for
             Debt to EBITDA                    Revolving Advances
      ------------------------------------------------------------------
             * 2.50/1.00                              1.750%
      ------------------------------------------------------------------
      * 2.00/1.00 to ** 2.50/1.00                     1.625%
      ------------------------------------------------------------------
      * 1.00/1.00 to ** 2.00/1.00                     1.500%
      ------------------------------------------------------------------
              ** 1.00/1.00                            1.375%
      ------------------------------------------------------------------
* - less than or equal
** - greater than

                "Event of Default" has the meaning specified in Section 7.1.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Existing Letters of Credit" has the meaning specified in
Section 2.6(a).

                "Federal Funds Rate" means at any time an interest rate per annum equal to the weighted average of the rates for overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it, it being understood that the Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the next preceding Business Day.

                "Fixed Charge Coverage Ratio" of any Person means, with respect to the applicable Covenant Computation Date, the ratio of (a) such Person's Cash Flow Available for Fixed Charges to (b) such Person's Fixed Charge Requirements.

                "Fixed Charge Requirements" of any Person means, with respect to the applicable Covenant Computation Period, without duplication, the sum of (a) Interest Expense of such Person during such Covenant Computation Period, and (b) such Person's rental expenses with respect to operating leases during such Covenant Computation Period.

                "Floating Rate" means an annual rate obtained by adding (a) the applicable Floating Rate Margin to (b) the higher of (i) the Base Rate or (ii) the Federal Funds Rate plus .50%, which Floating Rate shall change when and as the Base Rate or Federal Funds, as applicable, changes.

                "Floating Rate Advance" means any Advance which bears interest at a rate determined by reference to the Floating Rate.

                "Floating Rate Funding" means any Funding which bears interest at a rate determined by reference to the Floating Rate, including Floating Rate Advances.

                "Floating Rate Margin" means, as of the date of determination, the percentage set forth below in the table opposite the applicable range of the ratio of Total Funded Debt to EBITDA of the Borrower and its Subsidiaries as of such determination. Reductions and increases in the Floating Rate Margin will be verified by the Agent upon receipt of the financial statements of the Borrower and its Subsidiaries and related compliance certificate as required under
Section 5.1(b) of this Agreement. The ratio will be determined on the basis of a rolling four quarter calculation of the ratio of Total Funded Debt to EBITDA as of the last day of the most recent quarter-end reflected in the most recent financial statements delivered by the Borrower for the Borrower and its Subsidiaries under Section 5.1(b). Any reduction or increase in the Floating Rate Margin will become effective on the first day of the first month following the applicable Quarterly Financial Statement Due Date. If the Borrower fails to deliver the financial statements of the Borrower and its Subsidiaries and/or related compliance certificate required under Section 5.1(b) on or before the applicable Quarterly Financial Statement Due Date, the Borrower and its Subsidiaries shall be deemed to have a ratio of Total Funded Debt to EBITDA for such quarter of more than 2.50 to 1.00, and the Floating Rate Margin will be 0.125%, beginning on the first day of the first month following such Quarterly Financial Statement Due Date and will continue as such until the Borrower delivers the financial statements for the Borrower and its Subsidiaries for the next fiscal quarter in accordance with Section 5.1(b).

         Ratio of Total Funded
             Debt to EBITDA                        Floating Rate Margin
      -------------------------------------------------------------------
             * 2.50/1.00                                   .125%
      -------------------------------------------------------------------
      * 2.00/1.00 to ** 2.50/1.00                         0.000%
      -------------------------------------------------------------------
      * 1.00/1.00 to ** 2.00/1.00                         0.000%
      -------------------------------------------------------------------
              ** 1.00/1.00                                0.000%
      -------------------------------------------------------------------
* - less than or equal
** - greater than

                "Fluoroware" means Fluoroware, Inc., a Minnesota corporation, which is a wholly-owned Subsidiary of the Borrower.

                "Funded Debt" of any Person means all interest bearing Debt (including, without limitation, Subordinated Debt) of such Person, and shall include all interest-bearing Debt created, assumed or guaranteed by such Person either directly or indirectly, including obligations secured by liens upon property of such Person and upon which such Person customarily pays the interest, and all Capitalized Lease Liabilities.

                "Funding" means a designated portion of outstanding principal indebtedness evidenced by a Revolving Note which bears interest at a rate determined by reference to a particular Eurodollar Rate or Floating Rate, as the case may be.

                "GAAP" means generally accepted accounting principles as in effect from time to time applied on a basis consistent with the accounting practices applied in the financial statements of the Borrower and its Subsidiaries referred to in Section 4.5.

                "Guarantors" means Fluoroware and Empak.

                "Guaranties" means the Guaranties of even date herewith from the Guarantors in favor of the Agent and the Banks, as the same may be amended, supplemented or restated from time to time.

                "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Laws.

                "IDRB Financing" means the financing related to the $1,000,000 Variable Rate Demand Industrial Development Refunding Revenue Bonds (Fluoroware, Inc. Project), City of Chaska, Minnesota.

                "IDRB Letter of Credit" means the Irrevocable Standby Letter of Credit No. SB 4792 dated October 1, 1986 issued by Norwest in favor of First Trust Company, Inc. for the account of Fluoroware, as the same is now and may hereafter be amended from time to time.

                "IDRB Letter of Credit Reimbursement Agreement" means the Standby Letter of Credit and Reimbursement Agreement dated as of October 1, 1986, between Fluoroware and Norwest, as the same is now and may hereafter be amended from time to time, pursuant to which Norwest issued the IDRB Letter of Credit.

                "Indemnitees" has the meaning specified in Section 9.5.

                "Interest Expense" of any Person means, with respect to the applicable Covenant Computation Period, the total gross interest expense on all Debt of such Person during such period, and shall in any event include, without limitation and without duplication, (a) accrued interest (whether or not paid) on all Debt, (b) the amortization of Debt discounts, (c) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (d) the interest portion of any Capitalized Lease Expenditure (determined in accordance with GAAP).

                "Interest Period" means, relative to any Eurodollar Rate Funding, the period beginning on (and including) the date on which such Eurodollar Rate Funding is made, or continued as, or converted into, a Eurodollar Rate Funding pursuant to Sections 2.3, 2.4 or 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one (1), two
(2), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in the relevant notice pursuant to Sections 2.3, 2.4, or 2.5; provided, however, that:

                (a) no more than six (6) different Interest Periods may be outstanding at any one time;

                (b) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the next preceding Business Day); and

                (c)     no Interest Period may end later than the Maturity Date.

                "Letter of Credit" has the meaning specified in Section 2.6(b).

                "Letter of Credit Amount" means the sum of (a) the aggregate face amount of all issued and outstanding Letters of Credit and (b) amounts drawn under Letters of Credit for which the Letter of Credit Bank has not been reimbursed with proceeds of a Borrowing or otherwise.

                "Letter of Credit Bank" means Norwest, in its separate capacity as issuer of the Letters of Credit for the account of the Borrower pursuant to
Section 2.6.

                "Letter of Credit Fee" has the meaning specified in Section 2.6(c).

                "Letter of Credit Fee Margin" means, as of the date of determination, a percentage equal to the applicable Eurodollar Rate Margin in effect on such date of determination.

                "Letter of Credit Sublimit" means Ten Million Dollars ($10,000,000).

                "Leverage Ratio" of any Person means, with respect to the applicable Covenant Computation Date, the ratio of (a) such Person's Funded Debt to (b) such Person's EBITDA.

                "Loan Documents" means this Agreement, the Revolving Notes, the Guaranties, the Master Agreement for Standby Letters of Credit, all applications and other agreements relating to the Letters of Credit, and all other loan documents now or hereafter given by the Borrower or the Guarantors to the Agent and the Banks in connection with the Obligations of the Borrower under this Agreement.

                "Master Agreement for Standby Letters of Credit" means the Master Security Agreement for Irrevocable Standby Letters of Credit of even date herewith from the Borrower in favor of the Letter of Credit Bank, as the same may be amended or restated from time to time.

                "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

                (a) the business, financial condition, operations or prospects of the Borrower and its Subsidiaries taken as a whole on a consolidated basis;

                (b) the ability of the Borrower or any of its Subsidiaries to perform its obligations under any Loan Document to which it is a party;

                (c) the validity, enforceability or collectibility of any Loan Document.

                "Maturity Date" means November 30, 2002 with respect to the Revolving Facility.

                "Net Income" of a Person means, with respect to the applicable Covenant Computation Period, such Person's after-tax net income as determined in accordance with GAAP.

                "Net Worth" of any Person means, with respect to the applicable Covenant Computation Date, the aggregate capital and retained earnings of such Person, as determined in accordance with GAAP.

                "Non-Cash Charges" of a Person means, with respect to the applicable Covenant Computation Period, such Person's depreciation, amortization, deferred taxes and other non-cash charges which have the effect of reducing Pre-Tax Earnings or Net Income, as the case may be, all as determined in accordance with GAAP.

                "Norwest" means Norwest Bank Minnesota, National Association, its successors and assigns.

                "Obligations" means each and every Debt, liability and other obligation of every type and description arising under or in connection with any of the Loan Documents which the Borrower may now or at any time hereafter owe to a Bank or to the Banks or to the Agent, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness, liabilities and obligations of the Borrower arising under this Agreement or evidenced by the Revolving Notes.

                "Outstanding Obligations" means, as of the date of determination, the outstanding principal amount of all Obligations.

                "Payee" has the meaning specified in Section 2.16.

                "Percentage" means, as to any Bank, the percentage set forth opposite such Bank's signature on the execution pages of this Agreement, or below such Bank's signature on any Assignment Certificate executed by such Bank, representing the ratio of such Bank's Revolving Commitment to the Revolving Commitment Amount.

                "Permitted Liens" has the meaning specified in Section 6.1.

                "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Plan" means an employee benefit plan maintained for employees of either of the Borrower or any Subsidiary of the Borrower and covered by Title IV of ERISA.

                "Pre-Tax Earnings" of any Person means, with respect to the applicable Covenant Computation Period, such Person's Net Income, plus any provision for income taxes, all as determined in accordance with GAAP.

                "Quarterly Financial Statement Due Date" means, with respect to any given fiscal quarter of the Borrower and its Subsidiaries, the day which is forty-five (45) calendar days after the last day of such fiscal quarter.

                "Rate Hedging Obligations" means any and all obligations of the Borrower and its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect the Borrower or any Subsidiary from the fluctuations of interest rates, including interest rate exchange or swap agreements, reverse swap agreements, interest rate cap or collar protection agreements, and interest rate options, puts and warrants, and
(b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

                "Reportable Event" has the meaning assigned to that term in Title IV of ERISA, but does not include any such event for which advance notification to the Pension Benefit Security Corporation is waived under ERISA or applicable regulations.

                "Required Banks" means, at any time, two or more of the Banks holding at least sixty-six and sixty-seven hundredths percent (66.67%) of the Revolving Commitments, or, if the Revolving Commitments have been terminated or have expired, two or more of the Banks having at least sixty-six and sixty-seven hundredths percent (66.67%) of the Outstanding Obligations.

                "Required Net Worth Amount" has the meaning specified in Section 5.11.

                "Required Payment" has the meaning specified in Section 2.15(c).

                "Return" has the meaning specified in Section 2.17(b)(i).

                "Revolving Advance" means a loan of funds by a Bank to the Borrower under the Revolving Facility, including both Floating Rate Advances and Eurodollar Rate Advances made thereunder.

                "Revolving Commitment" means, with respect to each Bank, the amount of the Revolving Commitment set forth opposite such Bank's name on the execution pages of this Agreement, or below such Bank's signature on an Assignment Certificate executed by such Bank, unless such amount is reduced pursuant to Section 2.14(a) hereof, in which event it means the amount to which said amount is reduced pursuant thereto, or as the context may require, the obligation of such Bank to make Revolving Advances, as contemplated in Section 2.1.

                "Revolving Commitment Amount" shall mean Thirty Million Dollars ($30,000,000), being the maximum amount of the Revolving Commitments of all Banks, in the aggregate, to make Revolving Advances to the Borrower pursuant to Section 2.1, subject to reduction in accordance with Section 2.14(a).

                "Revolving Commitment Termination Date" means the earlier of (a) the Maturity Date with respect to the Revolving Facility or (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 or reduced to zero pursuant to Section 2.14(a).

                "Revolving Facility" means the revolving credit facility being made available to the Borrower by the Banks pursuant to Section 2.1.

                "Revolving Facility Outstanding Amount" means, as of the date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Advances and (b) the Letter of Credit Amount.

                "Revolving Note" means a promissory note of the Borrower payable to a Bank in the amount of such Bank's Revolving Commitment, in substantially the form of Exhibit A (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to such Bank resulting from such Bank's Percentage of each Borrowing under the Revolving Facility, and also means each promissory note accepted by such Bank from time to time in substitution therefor or in renewal thereof.

                "Subordinated Debt" means the Debt of the Borrower and its Subsidiaries which is subordinated in right of payment, in writing, on terms satisfactory to the Banks, to all indebtedness of the Borrower and its Subsidiaries to the Bank.

                "Subsidiary" of a Person means any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the outstanding equity or membership interests or shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors (or other governing body) of such entity, (irrespective of whether or not at the time stock or membership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                "Taxes" has the meaning specified in Section 2.16.

                "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.7 (a) as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                "Year 2000 Compliant" has the meaning specified in Section 5.8.

                                   ARTICLE II

                                CREDIT FACILITIES

                Section 2.1. Commitment as to Revolving Facility. Each Bank hereby agrees, on the terms and subject to the conditions herein set forth, to make Revolving Advances to the Borrower from time to time during the period from the date hereof to and including the Revolving Commitment Termination Date, in an aggregate amount at any time outstanding not to exceed such Bank's Percentage of each Borrowing from time to time requested by the Borrower under the Revolving Facility; provided, however, that (a) the Revolving Facility Outstanding Amount shall at no time exceed the Revolving Commitment Amount and
(b) no Bank's Percentage of the Revolving Facility Outstanding Amount shall at any time exceed such Bank's Revolving Commitment. Within the above limits, the Borrower may obtain Revolving Advances, prepay Revolving Advances in accordance with the terms hereof and reborrow Revolving Advances in accordance with the applicable terms and conditions of this Article II.

                Section 2.2. Procedures for Borrowing Under the Revolving Facility. Each Borrowing under the Revolving Facility shall be funded by the Banks as either Floating Rate Advances or Eurodollar Rate Advances, as the Borrower shall specify in the related notice of proposed Borrowing. Floating Rate Advances and Eurodollar Rate Advances may be outstanding at the same time. It is understood, however, that (i) in the case of a Borrowing which is to bear interest at a Floating Rate, the principal amount of the Borrowing shall be in an amount equal to or greater than $500,000 or a higher integral multiple of $100,000 and (ii) in the case of a Borrowing which is to bear interest at a Eurodollar Rate, the principal amount of the Borrowing shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000. The Borrower shall give notice to the Agent of each proposed Borrowing not later than 10:00 a.m., Minneapolis, Minnesota time, on a Business Day which, in the case of a Borrowing that is to bear interest initially at a Floating Rate, is the proposed date of such Borrowing or, in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate, is at least two (2) Business Days prior to the proposed date of such Borrowing. Each such notice shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit B), and shall specify whether the Borrowing is to bear interest initially at a Floating Rate or a Eurodollar Rate, and in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate, shall specify the Interest Period to be applicable thereto. Promptly upon receipt of such notice (but in no event later than 12:00 Noon, Minneapolis, Minnesota time, with respect to a Floating Rate Advance, and the close of business, with respect to a Eurodollar Rate Advance, in each case on the Business Day of receipt of such notice), the Agent shall advise each Bank of the proposed Borrowing. At or before 2:00 p.m., Minneapolis, Minnesota time, on the date of the requested Borrowing, each Bank shall provide the Agent at the principal office of the Agent in Minneapolis, Minnesota with immediately available funds covering such Bank's Percentage of such Borrowing. Subject to satisfaction of the conditions precedent set forth in Article III with respect to such

Borrowing, the Agent shall pay over such funds to the Borrower prior to the close of business on the date of the requested Borrowing.

                Section 2.3. Converting Floating Rate Fundings to Eurodollar Rate Fundings; Procedures. So long as no Default or Event of Default shall exist, the Borrower may convert all or any part of any outstanding Floating Rate Funding into a Eurodollar Rate Funding by giving notice to the Agent of such conversion not later than 10:00 a.m., Minneapolis, Minnesota time, on a Business Day which is at least two (2) Business Days prior to the date of the requested conversion. Each such notice shall be irrevocable, shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit C), shall specify the date and amount of such conversion, the total amount of the Funding to be so converted and the Interest Period therefor. Each conversion of a Funding shall be on a Business Day, and the aggregate amount of each such conversion of a Floating Rate Funding to a Eurodollar Rate Funding shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000.

                Section 2.4. Procedures at End of an Interest Period. Unless the Borrower requests a new Eurodollar Rate Funding in accordance with the procedures set forth below, or prepay the principal of an outstanding Eurodollar Rate Funding at the expiration of an Interest Period, each Bank shall automatically and without request of the Borrower convert each Eurodollar Rate Funding to a Floating Rate Funding on the last day of the relevant Interest Period. So long as no Default or Event of Default shall exist, the Borrower may cause all or any part of any outstanding Eurodollar Rate Funding to continue to bear interest at a Eurodollar Rate after the end of the then applicable Interest Period by notifying the Agent not later than 10:00 a.m., Minneapolis, Minnesota time, on a Business Day which is at least two (2) Business Days prior to the first day of the new Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit D), shall be irrevocable, effective when received by the Agent, and shall specify the first day of the applicable Interest Period, the amount of the expiring Eurodollar Rate Funding to be continued and the Interest Period therefor. Each new Interest Period shall begin on a Business Day and the amount of each Funding bearing a new Eurodollar Rate shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000.

                Section 2.5. Setting and Notice of Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent on the second Business Day prior to the beginning of such Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Agent to the Borrower and each Bank. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent, upon written request of the Borrower or any Bank, shall deliver to the Borrower or such requesting Bank a statement showing the computations used by the Agent in determining the applicable Eurodollar Rate hereunder.

                Section 2.6 Commitment to Issue Letters of Credit. The Letter of Credit Bank agrees, from the date hereof to and including the Revolving Commitment Termination Date, to issue one or more standby letters of credit for the account of the Borrower, and the Banks agree to participate in the risk of such letters of credit issued for the account of the Borrower hereunder, on the terms and subject to the conditions set forth below:

                (a) The Letter of Credit Bank has issued for the account of Fluoroware the letters of credit identified on Schedule 2.6 attached hereto, which are presently outstanding with amounts available for drawing and expiry dates as set forth in Schedule 2.6 (the "Existing Letters of Credit"). Upon the execution and delivery of the Agreement by the Borrower, the Borrower hereby irrevocably assumes the obligations of reimbursement and all other obligations of Fluoroware with respect to the Existing Letters of Credit and such obligations of the Borrower shall be evidenced by the Master Agreement for Standby Letters of Credit.

                (b) Each Existing Letter of Credit and each new letter of credit issued pursuant to this Section 2.6, shall be referred to herein as a "Letter of Credit". Notwithstanding anything in the foregoing to the contrary, no Letter of Credit shall be issued by the Letter of Credit Bank if, after giving effect to the issuance of such Letter of Credit, (i) the Letter of Credit Amount shall exceed the Letter of Credit Sublimit or (ii) the Revolving Facility Outstanding Amount shall exceed the Revolving Commitment Amount. The expiration date of any Letter of Credit shall not be later than thirty (30) days prior to the Revolving Commitment Termination Date. Each Letter of Credit will be issued upon no less than five (5) Business Days' prior written application from the Borrower to the Letter of Credit Bank. The application requesting issuance of a Letter of Credit shall be on the Letter of Credit Bank's standard form or such other form as may be agreed to by the Letter of Credit Bank and the Borrower. In the event that any of the terms of such application are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern. The Letter of Credit Bank shall not be obligated to issue a Letter of Credit unless on the date of issuance all applicable conditions precedent specified in Article III shall have been satisfied as fully as if the issuance of such Letter of Credit were a Revolving Advance. Promptly after issuance of a Letter of Credit pursuant hereto, the Agent shall so advise each Bank of all relevant information with respect thereto.

                (c) The Borrower agrees to pay to the Agent, for the pro rata account of all Banks, a commission with respect to each Letter of Credit (herein the "Letter of Credit Fee") at an annual rate equal to the applicable Letter of Credit Fee Margin with respect to Letters of Credit in effect on the date payment thereof becomes due and payable hereunder. The Letter of Credit Fee shall be payable quarterly in arrears or upon such others terms as may be agreed upon by the Borrower and the Required Banks at the time of issuance of any such Letter of Credit; provided, however, that from and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Required Banks, the applicable Letter of Credit Fee payable hereunder with respect to each Letter of Credit shall be equal to the sum of (i) the applicable Letter of Credit Fee Margin otherwise in effect with respect to such Letter of Credit and (ii) two percent (2%). Letter of Credit Fees payable by the Borrower to the Banks in accordance with this subsection (c) shall be shared among the Banks pro rata in accordance with their respective Percentages.

                (d) Upon issuance of a Letter of Credit hereunder, and without any further notice to any Bank, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Bank an undivided participating interest in the Letter of Credit Bank's risk and obligation under such Letter of Credit and in the obligation of the Letter of Credit Bank to honor drafts thereunder, and in the amount of any drawing thereunder, and in all rights of the Letter of Credit Bank to obtain reimbursement from the Borrower in the amount of such drawing, and all other rights of the Letter of Credit Bank with respect thereto, in an amount equal to the product of (i) the sum of the maximum amount available to be drawn under such Letter of Credit and the amount of any drawing thereunder, and (ii) the Percentage of such Bank. Whenever a draft submitted under a Letter of Credit is paid by the Letter of Credit Bank, the Letter of Credit Bank shall so notify the Agent, the Agent shall so notify each Bank and shall request immediate reimbursement from the Borrower for the amount of the draft. If sufficient funds are not immediately paid to the Agent by the Borrower, the Borrower shall be deemed to have requested a Borrowing pursuant to Section 2.2 and the Banks shall be notified of such request in accordance with Section 2.2 and shall fund such request for a Borrowing as Floating Rate Advances (in accordance with their respective Percentages) for purposes of reimbursing the Letter of Credit Bank for the amount of such draft so paid by the Letter of Credit Bank (less any amounts realized by the Letter of Credit Bank pursuant to the second sentence of this Section 2.6(d)). If for any reason or under any circumstance (including, without limitation, the occurrence of a Default or Event of Default or the failure to satisfy any of the conditions set forth in Section 3.2) the Banks do not make such Revolving Advances as contemplated above and the Borrower does not otherwise reimburse the Letter of Credit Bank for the amount of the draft so paid by the Letter of Credit Bank, the Borrower shall nonetheless be obligated to reimburse the amount of the draft to the Letter of Credit Bank, with interest upon such amount at the Default Rate from and after the date such draft is paid by the Letter of Credit Bank until the amount thereof is repaid to the Letter of Credit Bank in full. If the Letter of Credit Bank shall not have obtained reimbursement for any drawing under a Letter of Credit (whether from the Borrower or as proceeds of a Borrowing), upon demand of the Agent each Bank shall immediately advance the amount of its participation in such drawing to the Letter of Credit Bank and shall be entitled to interest on such participating interest at the Default Rate until reimbursed in full by the Borrower.

                (e) Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Letter of Credit Bank shall not be liable to any Bank for:
        (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document executed in connection with a Letter of Credit.

                (f) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as the Borrower may have against the beneficiary or transferee at law or under any other agreement. The Letter of Credit Bank shall not be liable or responsible for any of the matters described in clauses (i) through
        (vii) of subsection (f) below. In furtherance and not in limitation of the foregoing: (i) the Letter of Credit Bank may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Letter of Credit Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                (g) The obligation of the Borrower under this Agreement to reimburse the Letter of Credit Bank for a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                        (i) any lack of validity or enforceability of this Agreement, the Master Agreement for Standby Letters of Credit or any letter of credit application;

                        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from the Master Agreement for Standby Letters of Credit or any letter of credit application;

                        (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

                        (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                        (v) any payment by the Letter of Credit Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Letter of Credit Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

                        (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

                (h) Notwithstanding anything in this Section 2.6 to the contrary, including particularly subsections (f) and (g) above, the Borrower may have a claim against the Letter of Credit Bank and the Letter of Credit Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Bank's willful misconduct or gross negligence or the willful failure to pay under any Letter of Credit after the presentation to the Letter of Credit Bank by the beneficiary of a sight draft and certificate strictly complying with the terms and conditions of a Letter of Credit.

                (i) The Borrower shall indemnify, protect, defend and hold harmless each Indemnitee from and against all losses, liabilities, claims, damages, judgments, costs and expenses, including but not limited to all reasonable attorneys' fees and legal expenses, incurred by the Indemnitees or imposed upon the Indemnitees at any time by reason of the issuance, demand for honor or honor of any Letter of Credit or the enforcement, protection or collection of the Letter of Credit Bank's claims against the Borrower under this Section 2.6 or by reason of any act or omission of any Indemnitee in connection with any of the foregoing; provided, however, that such indemnification shall not extend to losses, liabilities, claims, damages, judgments, costs and expenses to the extent arising from any act or omission of an Indemnitee which constitutes gross negligence or willful misconduct.

                (j) The Borrower hereby agrees to pay to the Letter of Credit Bank, on demand, all administrative fees charged by the Letter of Credit Bank in the ordinary course of business in connection with the issuance of letters of credit, honoring of drafts under letters of credit, amendments thereto, transfers thereof and all other activity with respect to letters of credit, at the then current rates established by the Letter of Credit Bank from time to time for such services rendered on behalf of customers of the Letter of Credit Bank generally.

                Section 2.7. Interest on Obligations. The Borrower hereby agrees to pay interest on the unpaid principal amount of each unpaid Obligation for the period commencing on the date of this Agreement until the unpaid principal amount thereof is paid in full, in accordance with the following:

                (a) Floating Rate Fundings. Subject to subsection (c) below, while any outstanding principal of a Revolving Note constitutes a Floating Rate Funding, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the Floating Rate applicable to such Floating Rate Funding.

                (b) Eurodollar Rate Fundings. Subject to subsection (c) below, while any outstanding principal of a Revolving Note constitutes a Eurodollar Rate Funding, the outstanding principal balance thereof shall bear interest for the applicable Interest Period at an annual rate equal to the Eurodollar Rate established with respect such Eurodollar Rate Funding in accordance with Section 2.3, 2.4 or 2.5 hereof.

                (c) Default Rate. From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Required Banks, the outstanding principal balance of each Revolving Note shall bear interest, until paid in full, at a rate equal to the sum of (i) the interest rate otherwise in effect with respect to such outstanding principal and (ii) two percent (2%). In addition, all fees, indemnification obligations and other Obligations not paid when due hereunder shall bear interest, until paid in full, at an annual rate equal to the sum of (i) the Floating Rate (with the then applicable Floating Rate Margin) and (ii) two percent (2%) (each rate described in this subsection (c) herein a "Default Rate").

                Section 2.8. Obligation to Repay Advances; Representations. The Borrower shall be obligated to repay all Advances under this Article II notwithstanding the failure of the Agent to receive any written request therefor or written confirmation thereof and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Borrowing under Section 2.2, whether written, telephonic, telecopy or otherwise, shall be deemed to be a representation by the Borrower that (a) the amount of the requested Borrowing, when added to the Revolving Facility Outstanding Amount, would not exceed the Revolving Commitment Amount and (b) the statements set forth in Section 3.2 are correct as of the time of the request.

                Section 2.9. Revolving Notes. All Revolving Advances made by a Bank hereunder shall be evidenced by and repayable in accordance with a Revolving Note issued by the Borrower to such Bank. The aggregate unpaid principal amount of each Revolving Note shall bear interest at the applicable Floating Rate unless a Eurodollar Rate shall become applicable thereto pursuant to Sections 2.3, 2.4 or 2.5, and shall be payable on the Maturity Date or earlier in accordance with Section 7.2.

                Section 2.10. Interest Due Dates. Accrued interest on each Eurodollar Rate Funding shall be payable on the last day of the Interest Period relating to such Eurodollar Rate Funding; provided, however, that if any Interest Period is longer than three (3) months, interest shall be payable in arrears (3) three months, or a whole multiple thereof, after the first day of such Interest Period and on the last day of the Interest Period. Accrued interest on each Floating Rate Funding shall be payable in arrears on the last day of each calendar quarter and at maturity or conversion of such Floating Rate Funding to a Eurodollar Rate Funding.

                Section 2.11. Computation of Interest and Fees. Interest accruing on the Revolving Notes and all other fees described in Section 2.12 shall be computed on the basis of actual number of days elapsed in a year of three hundred sixty (360) days.

                Section 2.12. Fees. The Borrower hereby agrees to pay fees to the Agent and the Banks, commencing on the date hereof and continuing until all Obligations are paid in full, in accordance with the following:

                (a) Agent's Administrative Fee. The Borrower agrees to pay to the Agent, for the sole account of the Agent, a non-refundable agent's administrative fee (the "Agent's Administrative Fee") in the amount of $15,000 per year, with such Agent's Administrative Fee being payable annually in advance on the Closing Date and on each anniversary of the Closing Date.

                (b) Commitment Fee. The Borrower agrees to pay to the Agent, for the pro rata account of the Banks, a commitment fee (the "Commitment Fee") computed at the rate of the applicable Commitment Fee Percentage per annum on the daily average amount by which the Revolving Commitment Amount exceeds the Revolving Facility Outstanding Amount, from the Closing Date to and including the Revolving Commitment Termination Date, payable quarterly in arrears on the last day of each September, December, March and June, commencing December 31, 1999. Any such Commitment Fee remaining unpaid on the Revolving Commitment Termination Date shall be due and payable on such date. The Commitment Fee shall be shared by the Banks on the basis of their respective Percentages.

                Section 2.13. Use of Proceeds. The Proceeds of each Borrowing shall be used by the Borrower for its general corporate purposes and shall be reloaned by the Borrower to Fluoroware and Empak to be used by Fluoroware and Empak for their working capital and general corporate purposes.

                Section 2.14. Voluntary Reduction or Termination of the Revolving Commitments; Prepayments.

                (a) Reduction or Termination of Revolving Commitments. The Borrower, from time to time upon not less than five (5) Business Days' prior written notice to the Agent, may permanently reduce the Revolving Commitment Amount; provided, however, that no such reduction shall reduce the Revolving Commitment Amount to an amount less than the Revolving Facility Outstanding Amount. Any such voluntary reduction shall be pro rata as to all Revolving Commitments according to each Bank's Percentage of the Revolving Facility and shall be in an aggregate amount equal to $5,000,000 or a higher integral multiple of $1,000,000. The Borrower at any time prior to the Revolving Commitment Termination Date may terminate the Revolving Commitments by (i) providing to the Agent not less than five (5) Business Days prior written notice of its intention to so terminate the Revolving Commitments and (ii) making payment in full of all principal and interest on the Revolving Notes and terminating, or making a cash deposit with respect to, all outstanding Letters of Credit.

                (b) Prepayments. The Borrower from time to time may voluntarily prepay the Revolving Notes in whole or in part. In the event of any voluntary prepayment hereunder (i) any prepayment of the Revolving Facility shall be applied against outstanding Advances of each Bank under the Revolving Facility pro rata according to each Bank's Percentage of the Revolving Facility, (ii) each prepayment of the Revolving Notes shall be made to the Agent not later than 12:00 Noon, Minneapolis, Minnesota time, on a Business Day, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day, (iii) each partial prepayment of Fundings which, at the time of such prepayment, bear interest at a Eurodollar Rate shall be accompanied by accrued interest on such partial prepayment through the date of prepayment and additional compensation calculated in accordance with Section 2.18, (iv) each partial prepayment of Fundings which, at the time of such prepayment, bear interest at a Eurodollar Rate, shall be in an aggregate amount equal to the applicable minimum Funding amount specified in Section 2.2, and, after application of any such prepayment, shall not result in a Eurodollar Rate Funding remaining outstanding in an amount less than such minimum Funding amount, and (v) each partial prepayment of Fundings which, at the time of such prepayment, bear interest at a Floating Rate, shall be in an aggregate amount equal to $500,000 or a higher integral multiple of $500,000, unless (in either case) the aggregate outstanding balance of all Revolving Notes being prepaid is less than such minimum Funding amount.

                Section 2.15.  Payments.

                (a) Making of Payments. All payments of principal of and interest due shall be made to the Agent for the account of the Banks pro rata according to their respective Percentages; provided, that any such payments so received by the Agent after the termination of the Revolving Commitments following the occurrence of an Event of Default hereunder shall be allocated among the Banks pro rata according to their Default Percentages. All payments of fees pursuant to Section 2.12 shall be made to the Agent (i) for the account of the Agent as to all amounts specified in Section 2.12 as payable for the exclusive account of the Agent and (ii) for the account of the Banks pro rata according to their respective Percentages as to all fees specified in Section 2.12 as payable for the account of the Banks. All payments to the Agent shall be made to the Agent at its office in Minneapolis, Minnesota, not later than 12:00 Noon, Minneapolis, Minnesota time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Borrower hereby authorizes the Agent to charge the Borrower's demand deposit accounts maintained with the Agent (or with any other
        Bank) for the amount of any Obligation on its due date, but the Agent's failure to so charge any such account shall in no way affect the obligation of the Borrower to make any such payment. The Agent shall remit to each Bank in immediately available funds on the same Business Day as received by the Agent its share of all such payments received by the Agent for the account of such Bank. If the Agent fails to remit any payment to any Bank when required hereby, the Agent shall pay interest on demand to that Bank for each day during the period commencing on the date such remittance was due until the date such remittance is made at an annual rate equal to the Federal Funds Rate for such day. All payments under Section 2.16, 2.17 or 2.18 shall be made by the Borrower directly to the Bank entitled thereto.

                (b) Effect of Payments. Each payment by the Borrower to the Agent for the account of any Bank pursuant to Section 2.15(a) shall be deemed to constitute payment by the Borrower directly to such Bank, provided, however, that in the event any such payment by the Borrower to the Agent is required to be returned to the Borrower for any reason whatsoever, then the Borrower's obligation to such Bank with respect to such payment shall be deemed to be automatically reinstated.

                (c) Distributions by Agent. Unless the Agent shall have been notified by a Bank or the Borrower prior to the date on which such Bank or the Borrower are scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of an Advance to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of one or more of the Banks hereunder (such payment by a Bank or the Borrower (as the case may be) being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon for each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate (i) equal to the Federal Funds Rate for such day, in the case of a Required Payment owing by a Bank, or (ii) equal to the applicable rate of interest as provided in this Agreement, in the case of a Required Payment owing by the Borrower.

                (d) Setoff. The Borrower agrees that each Bank, subject to such Bank's sharing obligations set forth in Section 8.6, shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that if at any time any Obligation is due and owing by the Borrower under this Agreement or the other Loan Documents to any Bank at a time when an Event of Default has occurred and is continuing hereunder, any Bank may apply any and all balances, credits, and deposits, accounts or moneys of the Borrower then or thereafter in the possession of such Bank (excluding, however, any trust or escrow accounts held by the Borrower for the benefit of any third party) to the payment thereof.

                (e) Due Date Extension. If any payment of principal of or interest on any Floating Rate Funding or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

                (f) Application of Payments. Except as otherwise provided herein, so long as no Default or Event of Default has occurred and is continuing hereunder, each payment received from the Borrower shall be applied to such Obligation as the Borrower shall specify by notice to be received by the Agent on or before the date of such payment, or in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its appropriate share of any such payment (based upon such Bank's Percentage), the Agent shall advise such Bank as to the application of such payment. Except as otherwise provided in Article VIII, after the termination of the Revolving Commitments following the occurrence of a Default or Event of Default, all payments received by the Agent or any Bank from the Borrower shall be shared on the basis of each Bank's Default Percentage thereof.

                Section 2.16. Taxes. All payments made by the Borrower to the Agent or any Bank (herein any "Payee") under or in connection with this Agreement or the Revolving Notes shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of a Payee by the government or other authority of the country, state or political subdivision in which such Payee is incorporated or in which the office through which such Payee is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. "Taxes" shall not include, however, any foreign withholding taxes or similar deductions imposed solely as a result of a Bank's election to fund an Advance through a foreign office of such Bank. If the Borrower is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding) the Borrower will:

                (a) pay to the relevant authorities the full amount required to be so withheld or deducted;

                (b) pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by the Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Payee would have received had no such deductions or withholdings been made; and

                (c) promptly forward to the Agent (for delivery to the appropriate Payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.

The amount that the Borrower shall be required to pay to any Payee pursuant to the foregoing clause (b) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which such Payee receives as the result of the Borrower's payment to the relevant authorities as reasonably determined by such Payee; provided, however, that if such Payee shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to such Payee the amount certified by such Payee to be the amount necessary to restore such Payee to the position it would have been in if no payment had been made pursuant to this sentence. If any Taxes otherwise payable by the Borrower pursuant to the foregoing are directly asserted against a Payee, such Payee may pay such taxes and the Borrower promptly shall reimburse such Payee to the full extent otherwise required under this Section 2.16. The obligations of the Borrower under this Section 2.16 shall survive any termination of this Agreement.

                If circumstances arise in respect of any Bank which would, or would upon the giving of notice, result in any liability of the Borrower under this Section 2.16 then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under this Section 2.16 such Bank shall promptly, upon becoming aware of the same, notify the Agent and the Borrower thereof and shall, in consultation with the Agent and the Borrower and to the extent that it can do so without, in its reasonable judgment, disadvantaging itself, take such reasonable steps as may be available to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate office or the transfer of its Eurodollar Rate Fundings to another office). If and so long as a Bank has been unable to take, or has not taken, steps reasonably acceptable to the Borrower to mitigate the effect of the circumstances in question, such Bank shall be obliged, at the request of the Borrower, to assign all its rights and obligations hereunder to another Person designated by the Borrower with the approval of the Agent (which shall not be unreasonably withheld) which is willing to participate in the Revolving Facility in place of such Bank; provided that such Person satisfies all of the requirements of this Agreement, including, but not limited to, providing the forms and documents required by Section 8.14 and any such Person shall cover all costs incurred in connection with effecting such replacement.

                Section 2.17. Increased Costs; Capital Adequacy; Funding Exceptions.

                (a) Increased Costs on Eurodollar Rate Advances. If Regulation D of the Board of Governors of the Federal Reserve System or after the date of this Agreement the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

                        (i) subject a Bank to or cause the withdrawal or termination of any exemption previously granted to a Bank with respect to, any tax, duty or other charge with respect to its Eurodollar Rate Fundings or its obligation to make Eurodollar Rate Fundings, or shall change the basis of taxation of payments to a Bank of the principal of or interest under this Agreement in respect of its Eurodollar Rate Fundings or its obligation to make Eurodollar Rate Fundings (except for changes in the rate of tax on the overall net income of a Bank imposed by the jurisdictions in which a Bank's principal executive office is located); or

                        (ii) impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 2.5), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Bank; or

                        (iii) impose on a Bank any other condition affecting its making, maintaining or funding of its Eurodollar Rate Fundings or its obligation to make Eurodollar Rate Fundings;

        and the result of any of the foregoing is to increase the cost to an affected Bank of making or maintaining any Eurodollar Rate Funding, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Revolving Note with respect to a Eurodollar Rate Funding, then the affected Bank will notify the

        Borrower and the Agent of such increased cost and within fifteen (15) days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand) the Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank for such increased cost or such reduction; provided, however, that no such increased cost or such reduction shall be payable by the Borrower for any period longer than ninety (90) days prior to the date on which notice thereof is delivered to the Borrower. Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.17 If the Borrower receives notice from a Bank of any event which will entitle such Bank to compensation pursuant to this Section 2.17 the Borrower may prepay any then outstanding Eurodollar Rate Fundings or notify the affected Bank that any pending request for a Eurodollar Rate Funding shall be deemed to be a request for a Floating Rate Funding, in each case subject to the provisions of Section 2.18.

                (b) Capital Adequacy. If a Bank determines at any time that such Bank's Return has been reduced as a result of any Capital Adequacy Rule Change, such Bank may require the Borrower to pay to such Bank the amount necessary to restore such Bank's Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this Section 2.17(b), the following definitions shall apply:

                        (i) "Return", for any calendar quarter or shorter period, means the percentage determined by dividing (A) the sum of interest and ongoing fees earned by a Bank under this Agreement during such period by (B) the average capital such Bank is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Bank based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for a Bank for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                        (ii) "Capital Adequacy Rule" means any law, rule, regulation or guideline regarding capital adequacy that applies to a Bank, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                        (iii) "Capital Adequacy Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but does not include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that a Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of such Bank's financial condition.

        The initial notice sent by a Bank shall be sent as promptly as practicable after such Bank learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Bank's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in such Bank's Return and such Bank's calculation of the amount of such reduction. Thereafter, a Bank may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore such Bank's Return for that quarter. A Bank's calculation in any such notice shall be conclusive and binding absent demonstrable error.

                (c) Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                        (i) the Agent determines that, or the Required Banks determine and advise the Agent that, deposits in U.S. dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

                        (ii) the Agent otherwise determines, or the Required Banks determine and advise the Agent (which determination shall be binding and conclusive on all parties), that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                        (iii) the Agent determines, or the Required Banks determine and advise the Agent, that the Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to the Banks of maintaining or funding a Eurodollar Rate Funding for such Interest Period, or that the making or funding of Eurodollar Rate Fundings has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Eurodollar Rate Fundings;

        then the Agent shall promptly notify the affected parties and (A) in the event of any occurrence described in the foregoing clause (i) the Borrower shall enter into good faith negotiations with each affected Bank in order to determine an alternate method to determine the Eurodollar Rate for such Bank, and during the pendency of such negotiations with any Bank, such Bank shall be under no obligation to make any new Eurodollar Rate Fundings, and (B) in the event of any occurrence described in the foregoing clauses (ii) or (iii), for so long as such circumstances shall continue, no Bank shall be under any obligation to make any new Eurodollar Rate Fundings.

                (d) Illegality. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of the affected Bank, shall raise a substantial question as to whether it is unlawful for such Bank to make, maintain or fund Eurodollar Rate Fundings, then (i) the affected Bank shall promptly notify the Borrower and the Agent, (ii) the obligation of the affected Bank to make, maintain or convert into Eurodollar Rate Fundings shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by the Borrower pursuant to Sections 2.3, 2.4 or 2.5 requesting the affected Bank to make or convert into Eurodollar Rate Fundings shall be construed as a request to make or to continue making Floating Rate Fundings.

                (e) Procedures to Mitigate. If circumstances arise in respect of any Bank which would or would upon the giving of notice result in any liability of the Borrower under this Section 2.17 then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under this Section 2.17, such Bank shall promptly, upon becoming aware of the same, notify the Agent and the Borrower thereof and shall, in consultation with the Agent and the Borrower and to the extent that it can do so without, in its reasonable judgment, disadvantaging itself, take such reasonable steps as may be available to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate office or the transfer of its Eurodollar Rate Fundings to another office). If and so long as a Bank has been unable to take, or has not taken, steps reasonably acceptable to the Borrower to mitigate the effect of the circumstances in question, such Bank shall be obliged, at the request of the Borrower, to assign all its rights and obligations hereunder to another Person designated by the Borrower with the approval of the Agent (which shall not be unreasonably withheld) and willing to participate in the Revolving Facility in place of such Bank; provided that such Person satisfies all of the requirements of this Agreement, including, but not limited to, providing the forms and documents required by Section 8.14 and any such Person shall cover all costs incurred in connection with effecting such replacement.

                Section 2.18. Funding Losses. The Borrower hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Bank against any loss or expense which such Bank may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Eurodollar Rate Fundings) or which such Bank may be deemed to have sustained or incurred, as reasonably determined by such Bank, (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with any Eurodollar Rate Fundings, (ii) due to any failure of the Borrower to borrow or convert any Eurodollar Rate Fundings on a date specified therefor in a notice thereof or
(iii) due to any payment or prepayment of any Eurodollar Rate Funding on a date other than the last day of the applicable Interest Period for such Eurodollar Rate Funding. For this purpose, all notices under Sections 2.3, 2.4 and 2.5 shall be deemed to be irrevocable.

                Section 2.19. Right of Banks to Fund through Other Offices. Each Bank, if it so elects, may fulfill its agreements hereunder with respect to any Eurodollar Rate Funding by causing a foreign branch or affiliate of such Bank to make such Eurodollar Rate Funding; provided, that in such event the obligation of the Borrower to repay such Eurodollar Rate Funding shall nevertheless be to such Bank and such Eurodollar Rate Funding shall be deemed held by such Bank for the account of such branch or affiliate.

                Section 2.20. Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain all or any part of its Eurodollar Rate Fundings in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.18 hereof) all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Rate Funding during each Interest Period for such Eurodollar Rate Funding through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate Eurodollar Rate for such Interest Period.

                Section 2.21. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of a Bank pursuant to Section 2.16, 2.17, or 2.18 shall be conclusive absent demonstrable error. Each Bank may use reasonable averaging and attribution methods in determining compensation pursuant to such Sections 2.16, 2.17 or 2.18 and the provisions of Sections 2.16, 2.17 and 2.18 shall survive termination of this Agreement.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                Section 3.1. Conditions Precedent to the Initial Borrowing. The obligation of the Banks to fund the initial request for a Borrowing or issue any Letter of Credit is subject to the condition precedent that the Agent shall have received the following, each in form and substance satisfactory to the
Agent:

                (a) The Revolving Notes, properly executed on behalf of the Borrower.

                (b) The Guaranties, properly executed on behalf of the Guarantors.

                (c) The Master Agreement for Standby Letters of Credit, properly executed on behalf of the Borrower.

                (d) Current searches of appropriate filing offices showing that no state or federal tax liens have been filed and remain in effect against the Borrower or either Guarantor, and that no financing statements or other notifications or filings have been filed and remain in effect against the Borrower or either Guarantor, other than those for which the Agent has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 6.1 of this Agreement.

                (e) A certified copy of the resolutions of the board of directors of the Borrower and each of the Guarantors, respectively, evidencing approval of all Loan Documents to which the Borrower or such Guarantor, as applicable, is a party and the other matters contemplated hereby.

                (f) Copies of the Articles of Incorporation and Bylaws of the Borrower and each of the Guarantors, respectively, certified by the Secretary or Assistant Secretary of the Borrower and such Guarantor, as applicable, as being true and correct copies thereof.

                (g) Certificates of good standing of the Borrower and each of the Guarantors, respectively, dated not more than thirty (30) days prior to the date hereof, and evidence satisfactory to the Agent that the Borrower and each of the Guarantors are qualified to conduct their respective businesses in each state where they presently conduct such business.

                (h) A signed copy of a certificate of the Secretary or an Assistant Secretary of the Borrower and each of the Guarantors, respectively, which shall certify the names of the officers of such Borrower or such Guarantor, as applicable, authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to this Agreement, including requests for Advances and Eurodollar Rate Fundings, together with the true signatures of such officers. The Agent and each Bank may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrower and each such Guarantor, respectively, canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                (i) Audited financial statements acceptable to the Banks for the period ended August 29, 1998 for the Borrower and its Subsidiaries and unaudited, internally-prepared financial statements for the period ended June 26, 1999 for the Borrower and its Subsidiaries.

                (j) A signed copy of an opinion of counsel for the Borrower and the Guarantors, addressed to the Agent and the Banks.

                (k) Payment of all fees and expenses then due and payable pursuant to Sections 2.12 and 9.4 hereof.

                (l) Such other items as the Agent or the Required Banks shall reasonably require.

                Section 3.2. Conditions Precedent to All Borrowings. The obligation of the Banks to fund each request for a Borrowing or to issue each Letter of Credit shall be subject to the further conditions precedent that on such date:

                (a) the representations and warranties contained in Article IV hereof are correct in all material respects on and as of the date of such Advance as though made on and as of such date; and

                (b) no event has occurred and is continuing, or would result from such Advance, which constitutes a Default or an Event of Default.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                The Borrower represents and warrants to the Banks as follows:

                Section 4.1. Corporate Existence and Power; Name; Chief Executive Office. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower and each of its Subsidiaries has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party. Within the last twelve (12) months, the Borrower and each of its Subsidiaries has done business solely under the names set forth in Schedule 4.1 hereto. The chief executive office and principal place of business of the Borrower and each of its Subsidiaries is located at the address set forth in Schedule 4.1 hereto, and all of the records relating to the businesses of the Borrower and each of its Subsidiaries are kept at that location.

                Section 4.2. Authorization for Borrowings; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which it is a party, and the Advances made and Letters of Credit issued from time to time hereunder, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval which has not been obtained prior to the date hereof,
(ii) require any authorization, consent or approval by, or registration, declaration or filing (other than filing of financing statements as contemplated hereunder) with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any of its Subsidiaries or of the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries (other than as required hereunder in favor of the Banks).

                Section 4.3. Legal Agreements. Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party constitutes the legal, valid and binding obligations and agreements of the Borrower or such Subsidiary, as applicable, enforceable against the Borrower or such Subsidiary, as applicable, in accordance with its terms.

                Section 4.4. Subsidiaries. Schedule 4.4 attached hereto is a complete and correct list of all Subsidiaries and Affiliates of the Borrower and the percentage of the ownership of the Borrower or any Subsidiary in each such Subsidiary or Affiliate as of the date of this Agreement. All shares of each Subsidiary and Affiliate owned by the Borrower or any Subsidiary are validly issued and fully paid and non-assessable.

                Section 4.5. Financial Condition; No Adverse Change. The Borrower has furnished to the Agent the audited financial statements for the period ended August 29, 1998 for the Borrower and its Subsidiaries and unaudited, internally-prepared financial statements for the period ended June 26, 1999 for the Borrower and its Subsidiaries. Those financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the dates thereof and the results of operations for the periods then ended (subject to year-end audit adjustments) and were prepared in accordance with GAAP. Since the date of the financial statements described above, there has not occurred any event or circumstance that would have a Material Adverse Effect.

                Section 4.6. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, except as set forth and described in Schedule 4.6.

                Section 4.7. Regulation U. None of the Borrower or any of its Subsidiaries has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                Section 4.8. Taxes. The Borrower and each of its Subsidiaries has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. The Borrower and each of its Subsidiaries has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or its Subsidiaries, are required to be filed, and the Borrower and each of its Subsidiaries has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except for any such tax, assessment, charge or claim whose amount, applicability or validity is being contested by the Borrower or such Subsidiary, as applicable, in good faith and by proper proceedings and for which the Borrower or any such Subsidiary, as applicable, shall have set aside adequate reserves.

                Section 4.9. Titles and Liens. The Borrower or its Subsidiaries have good and absolute title to all properties and assets reflected in the latest consolidated balance sheets referred to in Section 4.5, free and clear of all mortgages, security interests, liens and encumbrances, except for
(a) mortgages, security interests and liens permitted by Section 6.1, and (b) covenants, restrictions, rights, easements and minor irregularities in title which do not (i) materially interfere with the business or operations of the Borrower or its Subsidiaries as presently conducted and (ii) materially impair the value of the property to which they attach. In addition, no financing statement naming any of the Borrower or its Subsidiaries as debtor is on file in any office except to perfect only security interests permitted by Section 6.1.

                Section 4.10.  Plans. Except as set forth and described in
Schedule 4.10, none of the Borrower or any of its Subsidiaries currently maintains or has in the past maintained any Plan. None of the Borrower or any of its Subsidiaries has received any notice, nor has it received any knowledge to the effect, that it is not in full compliance in all material respects with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which would reasonably be expected to have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. None of the Borrower or any of its Subsidiaries has:

                (a) any accumulated funding deficiency within the meaning of ERISA; or

                (b) any liability or know of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

                Section 4.11. Default. The Borrower and each of its Subsidiaries is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could reasonably be expected to have a Material Adverse Effect.

                Section 4.12. Environmental Compliance. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the facilities of the Borrower or any of its Subsidiaries or in connection with the operation of such facilities. Except as disclosed in Schedule 4.12, the Borrower and each of its Subsidiaries and all activities of the Borrower and each of its Subsidiaries at its respective facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower or any such Subsidiary with respect thereto. Except as disclosed in Schedule 4.12, the Borrower and each of its Subsidiaries is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower or such Subsidiary is aware and with respect to which noncompliance would have a Material Adverse Effect. Except as disclosed in Schedule 4.12, none of the Borrower or any of its Subsidiaries is aware of, nor has the Borrower or any of its Subsidiaries received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

                Section 4.13. Submissions to Banks. All financial and other information provided to the Agent or any Bank by or on behalf of the Borrower and its Subsidiaries in connection with the request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as of the date made as to such projections, valuations and pro forma condition and results.

                Section 4.14. Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, the Borrower and each of its Subsidiaries:

                (a) was not and will not be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and
        Section 2 of the Uniform Fraudulent Transfer Act;

                (b) does not have unreasonably small capital and is not engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Subsidiary, as applicable, are unreasonably small;

                (c) does not, by executing, delivering or performing its obligations under the Loan Documents or by taking any action with respect thereto, intend to, nor believe that it will, incur debts beyond its ability to pay them as they mature;

                (d) does not, by executing, delivering or performing its obligations under the Loan Documents or by taking any action with respect thereto, intend to hinder, delay or defraud either its present or future creditors; and

                (e) does not contemplate filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction or country, and, to the best knowledge of the Borrower and each of its Subsidiaries, is not the subject of any bankruptcy or insolvency proceedings or similar proceedings under any law of any jurisdiction or country threatened or pending against the Borrower or any such Subsidiary.

                Section 4.15 Year 2000. The Borrower and each of its Subsidiaries have evaluated all of the data processing systems necessary to the conduct of its business (including computer hardware, software and firmware, and including data processing systems embedded within equipment) and have implemented such hardware and software modifications and upgrades as are necessary for such systems to be Year 2000 Compliant in all material respects, and all such systems are Year 2000 Compliant in all material respects. For purposes hereof, "Year 2000 Compliant" means with respect to any data processing system, (i) that such system accurately records, stores, processes and presents date data with respect to dates on and after January 1, 2000 in the same manner, and with substantially the same functionality, as such system records, stores, processes and presents date data with respect to dates on and before December 31, 1999; and (ii) that such system accurately records, stores, processes and presents date ranges beginning on or before December 31, 1999 and ending on or after January 1, 2000, or occurring entirely on or after January 1, 2000, in the same manner, and with substantially the same functionality, as such system records, stores, processes and presents date ranges occurring entirely on or before December 31, 1999.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                So long as any Revolving Note or Letter of Credit shall remain unpaid or outstanding or any Revolving Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

                Section 5.1. Reporting Requirements. The Borrower will deliver, or cause to be delivered, to each Bank each of the following, which shall be in form and detail reasonably acceptable to the Required Banks:

                (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and its Subsidiaries with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Agent, which annual report shall include the balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, prepared on a consolidated and consolidating basis, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit E, stating that such annual audit report has been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                (b) as soon as available and in any event on or before the applicable Quarterly Financial Statement Due Date after the end of each fiscal quarter of the Borrower, an unaudited/internal balance sheet and statement of income, cash flow and retained earnings of the Borrower and its Subsidiaries as at the end of and for such quarter and for the year-to-date period then ended, prepared on a consolidated and consolidating basis, in reasonable detail and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit F, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to (A) the status of the Borrower and its Subsidiaries for purposes of establishing the appropriate Eurodollar Rate Margin, Floating Rate Margin and Commitment Fee Percentage and (B) whether or not the Borrower and its Subsidiaries are in compliance with the requirements set forth in Sections 5.8 through 5.10, 6.10 and 6.15;

                (c) not later than thirty (30) days after the beginning of each fiscal year of the Borrower, the projected balance sheets, income statements, capital expenditures budget, and cash flow statements for the Borrower and its Subsidiaries for such year, each in reasonable detail, representing the good faith projections of the Borrower for such year, and certified by the chief financial officer of the Borrower as being the most accurate projections available and identical to the projections used by the

        Borrower and its Subsidiaries for internal planning purposes, together with such supporting schedules and information as the Agent from time to time may reasonably request;

                (d) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any of its Subsidiaries of the type described in Section 4.6 or which (i) seek a monetary recovery against, the Borrower or any of its Subsidiaries in excess of $1,000,000; or (ii) if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                (e) as promptly as practicable (but in any event not later than five (5) Business Days) after an officer of a Borrower obtains knowledge of the occurrence of a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of a Borrower setting forth the steps being taken by the Borrower or any of its Subsidiaries to cure the effect of such Default or Event of Default;

                (f) as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower or any of its Subsidiaries proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                (g) as soon as possible, and in any event within ten (10) days after the Borrower or any of its Subsidiaries fails to make any quarterly contribution required with respect to any Plan under Section 4.12(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the Borrower or any of its Subsidiaries proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                (h) promptly upon obtaining knowledge thereof, notice of the violation by the Borrower or any of its Subsidiaries of any law, rule or regulation, the non-compliance with which could reasonably be expected to have a Material Adverse Effect;

                (i) promptly upon their distribution, copies of all financial statements, reports, proxy statements and other communications which the Borrower shall have sent to its stockholders;

                (j) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any national securities exchange; and

                (k) such other information respecting the financial conditions and results of operation of the Borrower or any its Subsidiaries, as the Agent or the Required Banks may from time to time reasonably request.

                Section 5.2. Books and Records; Inspection and Examination. The Borrower will, and will cause each of its Subsidiaries to, keep accurate books of record and account for itself pertaining to its business and financial condition and such other matters as the Agent may from time to time request in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of and reasonable notice by the Agent, will permit any officer, employee, attorney or accountant for any Bank to audit, review, make extracts from or copy any and all of its corporate and financial books and records at all reasonable times during ordinary business hours and to discuss its affairs with any of its directors, officers, employees or agents. The Borrower will, and will cause each of its Subsidiaries to, permit any Bank or its employees, accountants, attorneys or agents, to examine and inspect any of its property at any time during ordinary business hours; provided, that each Bank will use reasonable efforts to conduct (or have conducted) any such examination or inspection so as to minimize disruptions to operations.

                Section 5.3. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, (a) comply with the requirements of applicable laws and regulations, the noncompliance with which would have a Material Adverse Effect, (b) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                Section 5.4. Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, and will cause each of its Subsidiaries to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any of its properties; provided, neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside adequate reserves in accordance with GAAP.

                Section 5.5. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted); provided, however, that nothing in this Section
5.5 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Borrower or such Subsidiary, as applicable, desirable in the conduct of the its business and not disadvantageous in any material respect to the Banks.

                Section 5.6. Insurance. The Borrower will, and will cause each of its Subsidiaries to, obtain and all times maintain, insurance with insurers believed by it to be responsible and reputable in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which it operates.

                Section 5.7. Preservation of Corporate Existence. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                Section 5.8. Fixed Charge Coverage Ratio. As of each Covenant Computation Date, the Borrower and its Subsidiaries, on a consolidated basis, will maintain a Fixed Charge Coverage Ratio at not less than 2.00 to 1.00.

                Section 5.9 Leverage Ratio. As of each Covenant Computation Date, the Borrower and its Subsidiaries, on a consolidated basis, will maintain a Leverage Ratio at not more than 3.00 to 1.00.

                Section 5.10 Minimum Net Worth. As of each Covenant Computation Date, the Borrower and its Subsidiaries, on a consolidated basis, will maintain a Net Worth at an amount not less than the amount set forth below opposite the applicable Covenant Computation Date set forth below:

            Applicable Covenant                    Minimum Net
              Computation Date                     Worth Amount
     --------------------------------    --------------------------------

     Closing Date                                   $99,746,590

     February 26, 2000 and each              Required Net Worth Amount
     subsequent Covenant
     Computation Date

As used in this Section 5.10, the "Required Net Worth Amount" for any given Covenant Computation Date is an amount equal to the sum of the minimum Net Worth required as of the immediately preceding Covenant Computation Date, plus fifty percent (50%) of the Net Income realized by the Borrower and its Subsidiaries, on a consolidated basis, since such immediately preceding Covenant Computation Date (with any net loss counting as zero in such calculation), plus fifty percent (50%) of the net cash proceeds received by the Borrower and/or its Subsidiaries from any equity offering made by the Borrower and/or its Subsidiaries since such immediately preceding Covenant Computation Date.

                Section 5.11 Merger of Fluoroware and Empak into the Borrower. The Borrower will cause Fluoroware and Empak to merge into the Borrower, with the Borrower as the surviving entity, on or before August 31, 2000.

                Section 5.12 Execution of Loan Documentation with Other Senior Unsecured Creditors. On or before January 31, 2000, the Borrower and all significant senior unsecured creditors of Fluoroware will enter into new loan documentation with financial covenants and other terms and covenants acceptable to the Banks, which new loan documentation will refinance such senior unsecured indebtedness at the Borrower level (rather than at the Fluoroware level).

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                So long as any Revolving Note or Letter of Credit shall remain unpaid or outstanding or any Revolving Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

                Section 6.1. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any assets of the Borrower or any such Subsidiary, now owned or hereafter acquired, to secure any indebtedness; excluding from the operation of the foregoing (herein "Permitted Liens"):

                (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the Closing Date and listed in
        Schedule 6.1 (other than those described in subsection (f) securing indebtedness for borrowed money on the Closing Date);

                (b) liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4;

                (c) materialmen's, merchants', carriers', worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4;

                (d) pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                (e) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries or the value of such property for the purpose of such business; and

                (f) purchase money mortgages, liens or security interests, including conditional sale agreements or other title retention agreements and leases which are in the nature of title retention agreements, upon or in property acquired after the Closing Date by the Borrower or any of its Subsidiaries, or mortgages, liens or security interests existing in such property at the time of the acquisition thereof; provided that no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or any of its Subsidiaries other than the property then being acquired and fixed improvements then or thereafter erected thereon.

                Section 6.2. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, permit or suffer to exist, any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                (a)     Obligations arising hereunder;

                (b) indebtedness in existence on the Closing Date and listed in Schedule 6.2, but not including any extensions of renewals thereof;

                (c) Capitalized Lease Liabilities and indebtedness of the Borrower or its Subsidiaries secured by security interests permitted by
        Section 6.1(f) in an aggregate amount not to exceed $20,000,000 at any time;

                (d) indebtedness of Fluoroware in connection with the IDRB Financing, including, without limitation, the indebtedness or reimbursement obligations of Fluoroware with respect to the IDRB Letter of Credit;

                (e) indebtedness or reimbursement obligations of the Borrower and/or any of its Subsidiaries with respect to any documentary letter of credit facility in an amount not to exceed $250,000 now or hereafter established by Norwest for the Borrower and/or any such Subsidiary, including any present or future extension, renewal or modification thereof permitted by Norwest;

                (f)     Subordinated Debt, or renewals thereof, provided that
        (a) it is subordinated to the prior payment of all indebtedness, reimbursement obligations and guaranties of the Borrower and its Subsidiaries in favor of the Banks on terms and conditions approved in writing by the Banks and (b) the aggregate amount of Subordinated Debt at any one time outstanding does not exceed $12,000,000;

                (g) an unsecured irrevocable standby letter of credit issued in the original amount of $1,669,918 by Norwest in favor of Firstar Bank of Minnesota, National Association, for the account of Fluoroware PEI, Inc., as the same is now and may hereafter be amended from time to time;

                (h) an unsecured line of credit in an amount not to exceed 2,000,000 German Marks of Fluoroware GmbH in favor of BW-Bank, including any present or future extension or renewal thereof (but not any increase thereof);

                (i) an unsecured line of credit in an amount not to exceed 2,000,000 German Marks of Fluoroware GmbH in favor of Commerzbank, including any present or future extension of renewal thereof (but not any increase thereof);

                (j) an unsecured line of credit in an amount not to exceed 408,000,000 Japanese Yen of Fluoroware Valqua Japan, K.K. in favor of Bank of Tokyo Mitsubishi, including any present or future extension or renewal thereof (but not any increase thereof);

                (k) an unsecured line of credit in an amount not to exceed 392,000,000 Japanese Yen of Fluoroware Valqua Japan, K.K. in favor of Sumitomo Bank, including any present or future extension or renewal thereof (but not any increase thereof);

                (l) Rate Hedging Obligations covering notional amounts not exceeding $10,000,000 in aggregate at any one time; and

                (m) a line of credit in an amount not to exceed 5,000,000 Ringgits of Entegris Malaysia in favor of Malayan Bank Berhad including any present or future extension or renewal thereof (but not any increase thereof).

                Section 6.3. Guaranties. The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                (a)     guaranties of the Obligations arising hereunder;

                (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                (c) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the Closing Date and listed in Schedule 6.3;

                (d) a guaranty given by Fluoroware in favor of Norwest in connection with the letter of credit permitted by Section 6.2(f).

                Section 6.4. Investments. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or make any investment or acquire any interest whatsoever in, any other Person, except:

                (a) investments (either directly or through mutual funds) in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by a U.S. corporation rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service, certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation) and such other investments as the Borrower shall request and the Banks shall approve in writing;

                (b) any investment existing on the Closing Date by the Borrower or any of its Subsidiaries in the stock of any Subsidiary or in the stock of any Affiliate;

                (c) loans and advances by a Subsidiary to the Borrower or another Subsidiary of the Borrower;

                (d) loans to officers and employees of the Borrower or any of its Subsidiaries not exceeding at any one time an aggregate of $500,000;

                (e) travel advances to officers and employees of the Borrower or any of its Subsidiaries or any other similar advances in the ordinary course of business;

                (f) advances in the form of progress payments, prepaid rent or security deposits or any other similar advances in the ordinary course of business; and

                (g) the acquisition of the stock or assets of another Person so long as:

                        (i) prior to each such acquisition, the Borrower has submitted to the Agent financial projections which establish that, after giving effect to such acquisition:

                                (A) the Borrower and its Subsidiaries will be in compliance with all covenants and terms of this Agreement and the other Loan Documents through the Maturity Date, and

                                (B) the Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis will be not more than 2.50 to 1.00 at all times through the Maturity Date, and

                        (ii)    after giving effect to each such acquisition:

                                (A) the acquired business of such Person is in the same line of business as an existing business of the Borrower or its Subsidiaries,

                                (B) the Borrower and its Subsidiaries are in compliance with all covenants and terms of this Agreement and the other Loan Documents at all times through the Maturity Date,

                                (C) all consideration (whether in the form of cash paid, indebtedness assumed or otherwise) given by the Borrower and its Subsidiaries for acquisitions permitted under this Section 6.4(g) shall not exceed (I) an aggregate amount of $25,000,000 during the fiscal year in which such acquisition occurs, and (II) an aggregate amount of $75,000,000 during the period from the Closing Date through the Maturity Date, and

                                (D) immediately after the closing of such acquisition, the Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis is not more than 2.50 to 1.00.

                Section 6.5. Restricted Payments. The Borrower will not, during any fiscal year of the Borrower, pay any dividends or distributions (other than dividends or distributions payable in shares of any stock of the Borrower) on any shares of any class of stock of the Borrower or directly or indirectly apply any assets of the Borrower to the redemption, retirement, purchase or other acquisition of any shares of any class of stock of the Borrower, except that the Borrower may apply its assets to purchase the Borrower's issued and outstanding shares of common stock for retirement, if after giving effect to any such purchase, the Borrower is in compliance with all of the provisions of this Agreement.

                Section 6.6. Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person; provided, however, that the restrictions contained in this Section 6.6 shall not apply to or prevent:

                (a) the conveyance, lease or transfer by a Subsidiary of all or part of its properties to the Borrower or to another wholly-owned Subsidiary of the Borrower;

                (b) sales, leases and assignments by the Borrower or any of its Subsidiaries of its properties in the ordinary course of its business; or

                (c) sales or leases by the Borrower or any of its Subsidiaries of its surplus, obsolete or worn-out properties.

                Section 6.7 Restrictions on Issuance and Sale of Subsidiary Stock. The Borrower will not:

                (a) permit any of its Subsidiaries to issue or sell any shares of stock of any class of any Subsidiary to any other Person, except for the purpose of qualifying directors or satisfying preemptive rights or of paying a common stock dividend on, or splitting, common stock of such Subsidiary; or

                (b) sell, transfer or otherwise dispose of any shares of stock of any class (except to a wholly owned Subsidiary of the Borrower or to qualify directors) of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly owned Subsidiary of the Borrower or to qualify directors) any shares of stock of any class of any other Subsidiary.

Notwithstanding the foregoing subsections (a) and (b) of this Section 6.7, the Borrower may permit (i) any Subsidiary to issue such Subsidiary's stock to a Person other than the Borrower or another Subsidiary in an aggregate amount not to exceed ten percent (10%) of such Subsidiary's issued and outstanding stock, and (ii) Nippon Valqua Industries Ltd. to own up to forty-nine percent (49%) of the issued and outstanding stock of Nippon Fluoroware K.K.

                Section 6.8. Consolidation and Merger; Asset Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, provided, however, that the restrictions contained in this Section 6.8 shall not apply to or prevent (i) the consolidation or merger of a Subsidiary with, or a conveyance or transfer of its assets to, the Borrower (if the Borrower shall be the continuing or surviving corporation) or (ii) the acquisition of assets of other Persons permitted by Section 6.4(g).

                Section 6.9 Sale and Leaseback. Except with respect to property sold and lease backed by the Borrower or any of its Subsidiaries within 90 days of the acquisition of such property by the Borrower or such Subsidiary, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or such Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, if, after giving effect to any such sale and leaseback, the aggregate sales price for all such property sold and leased back by the Borrower and its Subsidiaries from and after the Closing Date would exceed $1,000,000 in the aggregate.

                Section 6.10 Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make any payment of, or acquire, any Subordinated Debt except as expressly permitted by the terms of this Agreement and the subordination provisions applicable to such Subordinated Debt;
(iii) amend or cancel the subordination provisions of such Subordinated Debt;
(iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof might be terminated, impaired or adversely affected; or (v) omit to give the Agent prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.

                Section 6.11. Restrictions on Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any line of business materially different from that in which it is presently engaged and will not purchase, lease or otherwise acquire assets not related to its business.

                Section 6.12 Prohibition of Entering into Negative Pledge Arrangements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or covenant with any Person (other than with the Banks, with Norwest, with North Atlantic Life Insurance Company of America in connection with the indebtedness scheduled on Schedule 6.1, with the First National Bank of Chaska in connection with the indebtedness scheduled on
Schedule 6.1, with the Massachusetts Mutual in connection with the indebtedness scheduled on Schedule 6.1, with Northern Life Insurance Company and Bankers Security Life Insurance Company with respect to indebtedness scheduled on
Schedule 6.1, with American Family Life Insurance Company with respect to indebtedness scheduled on Schedule 6.1, with Marubeni Corporation with respect to indebtedness scheduled on Schedule 6.1, and with U.S. Bank National Association with respect to indebtedness scheduled on Schedule 6.1) that prohibits the Borrower or any of its Subsidiaries from creating, incurring, assuming or suffering to exist mortgages, deeds of trust or other encumbrances on any of its assets.

                Section 6.13. Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, adopt any material change in accounting principles, other than as required by GAAP, and will not adopt, permit or consent to any change in its fiscal year.

                Section 6.14. Hazardous Substances. The Borrower will not, and will not permit any of its Subsidiaries to, cause or permit any Hazardous Substances to be disposed of in any manner which might result in any material liability to the Borrower or such Subsidiary, on, under or at any real property which is operated by the Borrower or such Subsidiary or in which the Borrower or such Subsidiary has any interest.

                                   ARTICLE VII

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                Section 7.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                (a) default in the payment of any principal of any Revolving Note when it becomes due and payable; or

                (b) default in the payment of any reimbursement obligation in respect of any Letter of Credit when it becomes due and payable; or

                (c) default in the payment of any interest on any Revolving Note when it becomes due and payable or any fees, costs or expenses required to be paid by the Borrower or either of the Guarantors under this Agreement or any other Loan Document when the same becomes due and payable; or

                (d) default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in Sections 5.8 through 5.11 or in Article VI; or

                (e) default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) and the continuance of such default or breach for a period of thirty (30) calendar days after the Borrower has or should reasonably have had notice thereof; or

                (f) default in the performance, or breach, of any covenant or agreement of the Borrower or either of the Guarantors in any Loan Document other than this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this
        Section 7.1 specifically dealt with) and the continuance of such default or breach beyond the applicable period of grace, if any specified in such Loan Document; or

                (g) the Borrower or any of its Subsidiaries shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any of its Subsidiaries shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or any such Subsidiary, as applicable; or the Borrower or any of its Subsidiaries shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any of its

        Subsidiaries; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                (h) a petition naming the Borrower or any of its Subsidiaries as debtor shall be filed under the United States Bankruptcy Code; or

                (i) any representation or warranty made by the Borrower or any of its Subsidiaries in any Loan Document or by the Borrower or any of its Subsidiaries (or any of the officers of any such entity) in any request for a Borrowing, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made; or

                (j) the rendering against the Borrower or any of its Subsidiaries of a final judgment, decree or order for the payment of money in excess of $1,000,000 (unless the payment of such judgment is fully insured) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive calendar days without a stay of execution; or

                (k) a default under any bond, debenture, note, securitization agreement or other evidence of indebtedness or similar obligation of the Borrower or any of its Subsidiaries (other than a default whose breach is elsewhere in this Section 7.1 specifically dealt with) or under any indenture or other instrument under which any such evidence of indebtedness or similar obligation has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; or

                (l) any Reportable Event, which the Agent determines in good faith could reasonably be expected to constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower or any of its Subsidiaries by the Agent; or any Plan shall have been terminated (other than a standard termination which is not reasonably expected to have a Material Adverse Effect), or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                (m) the Borrower or any of its Subsidiaries shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or shall sell all or substantially all of its assets; or

                (n) each of the Guarantors shall repudiate, purport to revoke or fail to perform any of such Guarantor's obligations under any Loan Document to which such Guarantor is a party; or

                (o) a Change of Control shall occur with respect to the Borrower; or

                (p) the Borrower shall repudiate, purport to revoke, or fail to perform any of such Borrower's obligations under any guaranty given by the Borrower to the Banks or to any of the Banks (other than a repudiation, purported revocation or failure which is elsewhere in this
        Section 7.1 specifically dealt with); or

                (q) An Event of Default (as defined therein) shall occur and be continuing under IDRB Letter of Credit Reimbursement Agreement; or

                (r) The Borrower or any of its Subsidiaries shall make any payment of Subordinated Debt which is prohibited by the applicable subordination provisions or shall consent to or participate in any act whatsoever if such act is a violation of any of the applicable subordination provisions.

                Section 7.2. Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured or waived to the written satisfaction of the Required Banks, the Agent or the Required Banks may (and, upon written request of the Required Banks the Agent shall) exercise any or all of the following rights and remedies:

                (a) by notice to the Borrower, declare the Revolving Commitments to be terminated, whereupon the same shall forthwith terminate;

                (b) by notice to the Borrower, declare the entire unpaid principal amount of the Revolving Notes, all interest accrued and unpaid thereon, and all other Obligations to be forthwith due and payable, whereupon the Revolving Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                (c) without notice to the Borrower and without further action, apply any and all monies owing by any Bank to the Borrower or to any of its Subsidiaries to the payment of the Revolving Notes, including interest accrued thereon, and to payment to payment of all other Obligations then owing by the Borrower;

                (d) exercise and enforce the rights and remedies available to the Agent, the Banks or to any Bank under any Loan Document; and

                (e) exercise any other rights and remedies available to the Agent, the Banks or to any Bank by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(h) hereof, the entire unpaid principal amount of the Revolving Notes, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

                                  ARTICLE VIII

                         AGREEMENT AMONG BANKS AND AGENT

                Section 8.1. Authorization; Powers. Each Bank irrevocably appoints and authorizes the Agent to act as administrative agent for and on behalf of such Bank to the extent provided herein, in any Loan Documents or in any other document or instrument delivered hereunder or in connection herewith, and to take such other actions as may be reasonably incidental thereto. The Agent agrees to act as administrative agent for each Bank upon the express conditions contained in this Article VIII, but in no event shall the Agent constitute a fiduciary of any Bank, nor shall the Agent have any fiduciary responsibilities in respect of any Bank. In furtherance of the foregoing, and not in limitation thereof, each Bank irrevocably (a) authorizes the Agent to execute and deliver and perform those obligations under each of the Loan Documents to which the Agent is a party as are specifically delegated to the Agent, and to exercise all rights, powers and remedies as may be specifically delegated hereunder or thereunder, together with such additional powers as may be reasonably incidental thereto, (b) appoints the Agent as nominal beneficiary or nominal secured party, as the case may be, under the Loan Documents and all related UCC financing statements (if and to the extent collateral security is granted with respect to the Obligations), and (c) authorizes the Agent to act as agent of and for such Bank for purposes of holding, perfecting and disposing of collateral under the Loan Documents (if and to the extent collateral security is granted with respect to the Obligations). As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or, if so required pursuant to Section 9.2, upon the instructions of all Banks; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and the Agent shall not in any event be required to take any action which is contrary to the Loan Documents or applicable law.

                Section 8.2. Application of Proceeds. The Agent, after deduction of any costs of collection, as provided in Section 8.5, shall remit to each Bank (to the extent a Bank is to share therein) that Bank's pro rata share of all payments of principal, interest and fees payable hereunder in accordance with such Bank's appropriate Percentage; provided, however, that all payments received after the termination of the Revolving Commitments following the occurrence of an Event of Default, after application to the costs and expenses incurred by the Agent or any Bank in collection thereof (as contemplated in Section 8.5), shall be allocated to the Banks in accordance with their Default Percentages. Each Bank's interest under the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the Agent under the Loan Documents; and the Agent's only liability to a Bank with respect to any such payments, collections and proceeds shall be to account for such Bank's Percentage (or Default Percentage, as the case may be) of such payments, collections and proceeds in accordance with this Agreement. If the Agent is required for any reason to refund any such payments, collections or proceeds, each Bank will refund to the Agent, upon demand, its Percentage (or Default Percentage, as the case may be) of such payments, collections or proceeds, together with its Percentage (or Default Percentage, as the case may be) of interest or penalties, if any, payable by the Agent in connection with such refund. If any Bank has wrongfully refused to fund its Percentage of any Borrowing, or if the outstanding principal balance of the Advances made by any Bank is for any other reason less than its respective Percentage of the aggregate principal balance of all Advances, the Agent may remit payments received by it to the other Banks until such payments have reduced the aggregate amounts owed by the Borrower to the extent that the aggregate amount of the Advances owing to such Bank hereunder are equal to its Percentage of the aggregate amounts of the Advances owing to all of the Banks hereunder. The foregoing provision is intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Bank has breached its obligations hereunder and shall not be deemed to excuse any Bank from such obligations.

                Section 8.3. Exculpation. The Agent shall not be liable for any action taken or omitted to be taken by the Agent in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, the advice of independent public accountants with respect to accounting matters and advice of other experts as to any other matters and upon any Loan Document and any schedule, certificate, statement, report, notice or other writing which it reasonably believes to be genuine or to have been presented by a proper Person. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible or in any way liable for (a) any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) the validity, genuineness, perfection, effectiveness, enforceability, existence, value of enforcement of any collateral (if and to the extent collateral security is granted with respect to the Obligations) or (c) any action taken or omitted by it. The designation of Norwest as Agent hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Norwest in its individual capacity as Bank hereunder.

                Section 8.4. Use of the Term "Agent". The term "Agent" is used herein in reference to the Agent merely as a matter of custom. It is intended to reflect only an administrative relationship between the Agent and the Banks, in each case as independent contracting parties. However, the obligations of the Agent shall be limited to those expressly set forth herein and in no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency.

                Section 8.5. Reimbursement for Costs and Expenses. All payments, collections and proceeds received or effected by the Agent may be applied first to pay or reimburse the Agent for all reasonable costs and expenses at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees (including allocated costs of in-house counsel), foreclosure expenses and advances made to protect the security of any collateral (if and to the extent collateral security is granted with respect to the Obligations), but excluding any costs, expenses, damages or liabilities arising from the gross negligence or willful misconduct of the Agent). If the Agent does not receive payments, collections or proceeds sufficient to cover any such costs and expenses within five (5) days after their incurrence or imposition, each Bank shall, upon demand, remit to the Agent such Bank's Percentage of the difference between (i) such costs and expenses and (ii) such payments, collections and proceeds, together with interest on such amount for each day following the thirtieth day after demand therefor until so remitted at a rate equal to the Federal Funds Rate for each such day.

                Section 8.6. Payments Received Directly by Banks. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of the Revolving Facility or on account of any fees under this Agreement (other than through distributions made in accordance with Section 8.2 hereof) in excess of such Bank's applicable Percentage with respect to the Revolving Facility (or such Bank's Default Percentage, if applicable), such Bank shall promptly give notice of such fact to the Agent and shall promptly remit to the Agent such amount as shall be necessary to cause the remitting Bank to share such excess payment or other recovery ratably with each of the Banks in accordance with their respective Percentages, (or Default Percentages, as the case may be) together with interest for each day on such amount until so remitted at a rate equal to the Federal Funds Rate for each such day; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such remitting Bank or holder, the remittance shall be restored to the extent of such recovery.

                Section 8.7. Indemnification. Each Bank severally (but not jointly) hereby agrees to indemnify and hold harmless the Agent, as well as the Agent's agents, employees, officers and directors, ratably according to their respective Percentages from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgment, demands, damages, costs, disbursements, or expenses (including attorneys' fees and expenses)(including allocated costs of in-house counsel)) of any kind or nature whatsoever, which are imposed on, incurred by, or asserted against the Agent or its agents, employees, officers or directors in any way relating to or arising out of the Loan Documents, or as a result of any action taken or omitted to be taken by the Agent; provided, however, that no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs disbursements, or expenses resulting from the gross negligence or willful misconduct of the Agent. Notwithstanding any other provision of the Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                Section 8.8. Agent and Affiliates. Norwest shall have the same rights and powers in its capacity as a Bank hereunder as any other Bank, and may exercise or refrain from exercising the same as though it were not the Agent, and Norwest and its affiliates may accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries or any affiliate of the Borrower and its Subsidiaries as fully as if Norwest were not the Agent hereunder.

                Section 8.9. Credit Investigation. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Revolving Commitment been granted and its Advances made directly by such Bank to the Borrower without the intervention of the Agent or any other Bank. Each Bank agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document or any other instrument or document delivered hereunder or in connection herewith.

                Section 8.10. Defaults. The Agent shall have no duty to inquire into any performance or failure to perform by the Borrower or its Subsidiaries and shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under Sections 7.1(a), 7.1(b) or 7.1(c)) hereof unless the Agent has received notice from a Bank or the Borrower specifying the occurrence of such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Agent shall (subject to Section 8.7 hereof) (a) in the case of a Default that constitutes an Event of Default, not take any the actions referred to in Section 7.2(b) hereof unless so directed by the Required Banks, and (b) in the case of any Default, take such actions with respect to such Default as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take any action, or refrain from taking any action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

                Section 8.11. Obligations Several. The obligations of each Bank hereunder are the several obligations of such Bank, and neither any Bank nor the Agent shall be responsible for the obligations of any other Bank hereunder, nor will the failure by the Agent or any Bank to perform any of its obligations hereunder relieve the Agent or any other Bank from the performance of its respective obligations hereunder. Nothing contained in this Agreement, and no action taken by any Bank or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents shall be deemed to constitute the Banks, together or with or without the Agent, as a partnership, association, joint venture, or other entity.

                Section 8.12. Sale or Assignment; Addition of Banks. Except as permitted under the terms and conditions of this Section 8.12 or, with respect to participations, under Section 8.13, no Bank may sell, assign or transfer its rights or obligations under this Agreement or its interest in any Revolving Note. Any Bank, at any time upon at least five (5) Business Days' prior written notice to the Agent and the Borrower (unless the Agent and the Borrower consent to a shorter period of time), may assign all or a portion (provided such portion is not less than $5,000,000) of such Bank's Revolving Note, Advances and Revolving Commitment to a domestic or foreign bank (having a branch office in the United States), an insurance company or other financial institution (an "Applicant") on any date (the "Adjustment Date") selected by such Bank, but only so long as the Borrower and the Agent shall have provided their prior written approval of such proposed Applicant. Notwithstanding the foregoing, (i) the Borrower will not unreasonably withhold their consent to any such assignment,
(ii) no such consent of the Borrower shall be required after the occurrence and during the continuance of an Event of Default, and (iii) no such consent of the Borrower or the Agent shall be required in connection with an assignment to the Federal Reserve Bank for purposes of satisfying a Bank's capital requirements. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

                (a) the Agent, the Borrower (if the Borrower's consent is required), the assigning Bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate in substantially the form of Exhibit G (an "Assignment Certificate");

                (b) if requested by the Agent, the Borrower will execute and deliver to the Agent, for delivery by the Agent in accordance with the terms of the Assignment Certificate, (i) a new Revolving Note payable to the order of the Applicant in the amount corresponding to the applicable Revolving Commitment acquired by such Applicant and (ii) a new Revolving Note payable to the order of the assigning Bank in the amount corresponding to the retained Revolving Commitment. Such new Revolving Notes shall be in an aggregate principal amount equal to the principal amount of the Revolving Notes to be replaced by such new Revolving Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Revolving Note to be replaced thereby. Such new Revolving Notes shall be issued in substitution for, but not in satisfaction or payment of, the Revolving Note being replaced thereby and such new Revolving Notes shall be treated as Revolving Notes for purposes of this Agreement; and

                (c) the assigning Bank shall pay to the Agent an administrative fee of $3,000.

Upon the execution and delivery of such Assignment Certificate and such new Revolving Notes, and effective as of the effective date thereof (i) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Percentages arising therefrom, (ii) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Bank's Percentage, and (iii) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks. In order to facilitate the addition of additional Banks hereto, the Borrower (subject to their approval rights hereunder, if any) and the Banks shall cooperate fully with the Agent in connection therewith and shall provide all reasonable assistance requested by the Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Borrower as the Agent may reasonably request, the execution of such documents as the Agent may reasonably request with respect thereto, and the participation by officers of the Borrower, and the Banks in a meeting or teleconference call with any Applicant upon the request of the Agent.

                Section 8.13. Participation. In addition to the rights granted in Section 8.12, each Bank may grant participations in all or a portion of its Revolving Note, Advances and Revolving Commitment to any domestic or foreign commercial bank (having a branch office in the United States), insurance company, financial institution or an affiliate of such Bank. No holder of any such participation shall be entitled to require any Bank to take or omit to take any action hereunder. The Banks shall not, as among the Borrower, the Agent and the Banks, be relieved of any of their respective obligations hereunder as a result of any such granting of a participation. The Borrower hereby acknowledges and agrees that any participation described in this Section 8.13 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this Section 8.13, no Bank may grant any participation in its Revolving Note, Advances or Revolving Commitment.

                Section 8.14. Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Revolving Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Revolving Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                Section 8.15. Borrower not a Beneficiary or Party. Except with respect to the limitation of liability applicable to the Banks under Section
8.11 and the Borrower's right to approve additional Banks in accordance with
Section 8.12, the provisions and agreements in this Article VIII are solely among the Banks and the Agent and the Borrower shall not be considered a party thereto or a beneficiary thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

                Section 9.1. No Waiver; Cumulative Remedies. No failure or delay on the part of the Agent or any Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                Section 9.2. Amendments, Requested Waivers, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower or either of the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and, if the rights or duties of the Agent are affected thereby, by the Agent; provided that no amendment, modification, termination, waiver or consent shall do any of the following unless the same shall be in writing and signed by all Banks: (a) change the amount of any Revolving Commitment (except as permitted in accordance with Section 8.12), (b) increase the Revolving Commitment Amount, (c) reduce the amount of any principal of or interest due on any Advances or any fees payable to the Banks hereunder, (d) postpone any date fixed for any payment of principal of or interest on any outstanding Advances or any fees payable to the Banks hereunder, (e) change the definition of "Required Banks," (f) amend this Section 9.2 or any other provision of this Agreement requiring the consent or other action of the Required Banks or all Banks, (g) release the Guaranties or (h) release, subordinate or terminate any security interest in or mortgage lien on any collateral (if and to the extent collateral security is granted with respect to the Obligations). Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                Section 9.3. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and mailed or delivered to the applicable parties at their respective addresses set forth on the execution pages hereto, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.3. All such notices, requests, demands and other communications, when delivered, shall be effective upon actual delivery and when mailed, shall be effective when sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid, except that notices or requests to the Agent or any Bank pursuant to any of the provisions of Article II shall not be effective until received by the Agent or such Bank.

                Section 9.4. Costs and Expenses. The Borrower will reimburse the Agent for (a) any and all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and expenses (including allocated costs of in-house counsel), lien and UCC searches, title and recording expenses and other similar expenses, paid or incurred by the Agent in connection with the preparation, filing or recording of the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby (which amount shall be paid on the Closing Date or as soon thereafter as demand is made therefor) and the negotiation of any amendments, modifications or extensions to or of any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions, (b) customary transaction fees of the Agent incurred in connection with the loans contemplated hereby, (c) reasonable fees in connection with any audits or inspections by the Agent of any collateral (if and to the extent collateral security is granted with respect to the Obligations) or the operations or business of the Borrower and/or its Subsidiaries, whether conducted at the premises of the Borrower and/or its Subsidiaries or at the Agent's premises, and (d) any and all other reasonable out-of-pocket costs and expenses incurred by the Agent in connection with any of the transactions contemplated hereby. The Borrower will reimburse the Agent and each Bank for any and all costs and expenses incurred by the Agent or any Bank in connection with the enforcement of any of the rights or remedies of the Agent or the Banks under any of the Loan Documents or under applicable law, whether or not suit is filed with respect thereto.

                Section 9.5. Indemnity. In addition to the payment of expenses pursuant to Section 9.4, the Borrower agrees to indemnify, defend and hold harmless the Agent, each Bank and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents (the "Indemnitees"), from and against (i) any claim, loss or damage to which any Indemnitee may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any Hazardous Substance by the

Borrower or any of its Subsidiaries or with respect to any property owned, leased or controlled by the Borrower or any of its Subsidiaries, (ii) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority (excluding income or gross receipts taxes) by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Advances and (iii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Advances or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the Advances, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting solely from the willful misconduct or gross negligence of any Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this Section 9.5 shall survive termination of this Agreement and the discharge of the Obligations.

                Section 9.6. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                Section 9.7.   Governing Law; Jurisdiction; Waiver of Jury
Trial.

                (a) Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota, except to the extent the law of any other jurisdiction applies as to the perfection or enforcement of the any security interest in any collateral (if and to the extend collateral security is granted with respect to the Obligations) and except to the extent expressly provided to the contrary in any Loan Document.

                (b) Jurisdiction. The Borrower, the Agent and the Banks hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State of Minnesota in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrower, the Agent and the Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Borrower, the Agent and the Banks hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.7(b) shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries in the courts of other jurisdictions.

                (c) WAIVER OF JURY TRIAL. THE BORROWER, THE BANKS AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

                Section 9.8. Integration; Inconsistency. This Agreement, together with the Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. If any provision of a Loan Document is inconsistent with or conflicts with a comparable or similar provision appearing in this Agreement, the comparable or similar provision in this Agreement shall govern.

                Section 9.9. Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

                Section 9.10. Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

                Section 9.11. Binding Effect; No Assignment by Borrower. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent and their respective successors and assigns; provided, however, the Borrower may assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of all Banks.

                Section 9.12. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                Section 9.13. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                [Remainder of this page intentionally left blank;
                             signature pages follow]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Address:                                ENTEGRIS, INC.
3500 Lyman Boulevard
Chaska, Minnesota  55318
Attn: John Villas                       By /s/ Stan Geyer
Telecopy No. (612) 556-8644               --------------------------------------
                                           Its President/Chief Executive Officer
                                              ----------------------------------

                                        And


                                        By /s/ Del Jensen
                                          --------------------------------------
                                           Its Executive Vice President
                                              ----------------------------------


Address:                                NORWEST BANK MINNESOTA,
7900 Xerxes Avenue South                NATIONAL ASSOCIATION, as Bank and
Bloomington, Minnesota  55431-2206      as Agent
Attn: Brad Sullivan
Telecopy No. (612) 316-4203
                                        By /s/ Brad Sullivan
                                          --------------------------------------
                                           Its Portfolio Manager/AVP
                                              ----------------------------------

Revolving Commitment: $15,000,000
Percentage: 50%


Address:                                HARRIS TRUST AND SAVINGS BANK
111 West Monroe
P.O. Box 755
Chicago, Illinois  60690                By /s/ Catherine Ciolek
Attn: Catherine C. Ciolek                 --------------------------------------
Telecopy No. (312) 293-5040                Its Vice President
                                              ----------------------------------

Revolving Commitment:  $15,000,000
Percentage:  50%

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT

                                 REVOLVING NOTE

$__________                                               Minneapolis, Minnesota

                                                          ______________, ______

               FOR VALUE RECEIVED, the undersigned, ENTEGRIS, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of _________________ (the "Bank"), at the main office of Norwest Bank Minnesota, National Association, as Agent (herein, in such capacity, the "Agent"), in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of ____________________________________ Dollars ($_____________) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Bank to the Borrower under the Credit Agreement (defined below), together with interest on the principal amount hereunder from the date hereof until this Note is fully paid at the rates from time to time in effect under the Credit Agreement of even date herewith by and among the Borrower, the Agent, the Bank, and the various other banks as therein described (as the same may hereafter be amended, supplemented, or restated from time to time, the "Credit Agreement").

               The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

               This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides, among other things, for acceleration hereof upon the occurrence of certain events. This Note is a Revolving Note as referenced in the Credit Agreement.

               The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

               Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                           ENTEGRIS, INC.


                                           By __________________________________
                                                Its ____________________________


                                           And

                                           By __________________________________
                                                Its ____________________________

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT

                               NOTICE OF BORROWING
                               Revolving Facility

                         ___________________, _________

TO:       Norwest Bank Minnesota,
          National Association, as Agent
          7900 Xerxes Avenue South
          Bloomington, Minnesota  55431-2206
          Attention:  Bradley D. Sullivan

          We refer to that certain Credit Agreement dated as of November 30, 1999 (as amended or modified to date, the "Credit Agreement") among Entegris, Inc., certain banks named therein (the "Banks") and Norwest Bank Minnesota, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

          Pursuant to Section 2.2 of the Credit Agreement, we hereby request or confirm our request for a Borrowing under the Revolving Facility on the date, of the type(s) and in the amount(s) specified in Annex I attached hereto and request or confirm our request that each Bank make Revolving Advances(s) in such Bank's Percentage of the requested Borrowing (the "Requested Advances").

          To induce the Banks to make the Requested Advances, we hereby represent and warrant to the Banks that:

          (a) As of the date hereof and before giving effect to the Requested Advances, the Revolving Facility Outstanding Amount was $______________. After giving effect to the Requested Advances, the Revolving Facility Outstanding Amount shall be $______________, which amount does not exceed the Revolving Commitment Amount.

          (b) No Default or Event of Default exists or will result from the making of the Requested Advances.

          (c) The conditions precedent set forth in Section 3.2 of the Credit Agreement are fully satisfied as of the date of the Requested Advances.

                                    ENTEGRIS, INC.


                                    By _________________________________________
                                         Its ___________________________________

                                    And


                                    By _________________________________________
                                         Its ___________________________________

                                                                      ANNEX I to
                                                       Notice of Borrowing under
                                                        Revolving Facility dated

                                                      __________________, ______

                                                                 Interest Period
          Amount of           Type of Advance        Date of       (Eurodollar
      Borrowing Request    (Eurodollar/Floating)    Borrowing     Advances Only)
      -----------------     -------------------     ---------     -------------

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT

                     NOTICE OF CONVERSION TO EURODOLLAR RATE
                            _____________, __________

TO:       Norwest Bank Minnesota,
          National Association, as Agent
          7900 Xerxes Avenue South
          Bloomington, Minnesota  55431-2206
          Attention: Bradley D. Sullivan

          We refer to that certain Credit Agreement dated as of November 30, 1999 (as amended or modified to date, the "Credit Agreement") among Entegris, Inc., certain banks named therein (the "Banks") and Norwest Bank Minnesota, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

          Pursuant to Section 2.3 of the Credit Agreement, we hereby request or confirm our request that Floating Rate Fundings in the aggregate amount(s) and type(s) specified in Annex I attached hereto be converted (the "Requested Conversion(s)") on the date(s) and for the Interest Period(s) specified in Annex I attached hereto and that each Bank make such conversion(s) in such Bank's Percentage of the Requested Conversion(s).

          To induce the Banks to make the Requested Conversion(s), we hereby represent and warrant to the Banks that no Default or Event of Default exists or will result from the making of any such Requested Conversion(s).

                                           ENTEGRIS, INC.



                                           By __________________________________
                                              Its ______________________________

                                           And


                                           By __________________________________
                                              Its ______________________________

                                                         ANNEX I to
                                                         Notice of Conversion to
                                                         Eurodollar Rate
                                                         dated _________, ______

            Amount and Type
          (Term/Revolving) of
             Floating Rate                Date of              Interest
       Fundings To Be Converted         Conversion              Period
       ------------------------         ----------              ------

                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT

                      NOTICE OF ROLLOVER OF EURODOLLAR RATE
                            _____________, __________

TO:       Norwest Bank Minnesota,
          National Association, as Agent
          7900 Xerxes Avenue South
          Bloomington, Minnesota  55431-2206
          Attention: Bradley D. Sullivan

          We refer to that certain Credit Agreement dated as of November 30, 1999 (as amended or modified to date, the "Credit Agreement") among Entegris, Inc., certain banks named therein (the "Banks") and Norwest Bank Minnesota, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

          Pursuant to Section 2.4 of the Credit Agreement, we hereby request or confirm our request that Eurodollar Fundings in the aggregate amount(s) and type(s) specified in Annex I attached hereto be renewed (the "Requested Renewal(s)") on the date(s) and for the Interest Period(s) specified in Annex I attached hereto and that each Bank make such renewal(s) in such Bank's Percentage of the Requested Renewal(s).

          To induce the Banks to make the Requested Renewal(s), we hereby represent and warrant to the Banks that no Default or Event of Default exists or will result from the making of any such Requested Renewal(s).

                                           ENTEGRIS, INC.


                                           By __________________________________
                                              Its ______________________________

                                           And


                                           By __________________________________
                                              Its ______________________________

                                                                      ANNEX I to
                                                           Notice of Rollover of
                                                                 Eurodollar Rate
                                                         dated _________, ______

            Amount and Type
          (Term/Revolving) of
            Eurodollar Rate               Expiring                 New
        Fundings To Be Renewed         Interest Period       Interest Period
        ----------------------         ---------------       ---------------

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT

    Certificate of Chief Financial Officer as to Annual Financial Statements

TO:      Norwest Bank Minnesota,
         National Association, as Agent
         7900 Xerxes Avenue South
         Bloomington, Minnesota  55431-2206
         Attention:  Bradley D. Sullivan

Date:    __________________, ______

Re:      Audited Annual Financial Statements - Entegris, Inc. (the "Borrower")

         We refer to that certain Credit Agreement dated as of November 30, 1999 (as amended or modified to date, the "Credit Agreement") among Entegris, Inc., certain banks named therein (the "Banks") and Norwest Bank Minnesota, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         I am the duly qualified and acting Chief Financial Officer of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower and its Subsidiaries and am authorized to execute this Certificate on behalf of the Borrower.

         Pursuant to Section 5.1(a) of the Credit Agreement, attached are the audited financial statements of the Borrower and its Subsidiaries prepared by ______________________ as of and for the fiscal year ended __________________,
______. I certify that such financial statements have been prepared in accordance with GAAP, fairly present the financial condition of the Borrower and its Subsidiaries and the results of the operations of the Borrower and its Subsidiaries for the period then ended, and conform to the requirements of
Section 5.1(a) of the Credit Agreement. I further certify that I have obtained no knowledge, except as specifically stated in the attachment hereto, of any Default or Event of Default.

                                          ENTEGRIS, INC.


                                          By ___________________________________
                                             Its _______________________________


                                          And

                                          By ___________________________________
                                             Its _______________________________

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT

Certificate of Chief Financial Officer as to Fiscal Quarter Financial Statements

TO:      Norwest Bank Minnesota,
         National Association, as Agent
         7900 Xerxes Avenue South
         Bloomington, Minnesota  55431-2206
         Attention:  Bradley D. Sullivan

Date:    __________________, ______

Re:      Fiscal Quarter Financial Statements - Entegris, Inc. (the "Borrower")

         We refer to that certain Credit Agreement dated as of November 30, 1999 (as amended or modified to date, the "Credit Agreement") among Entegris, Inc., certain banks named therein (the "Banks") and Norwest Bank Minnesota, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         I am the duly qualified and acting Chief Financial Officer of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower and its Subsidiaries and am authorized to execute this Certificate on behalf of the Borrower.

         Pursuant to Section 5.1(b) of the Credit Agreement, attached are the required unaudited financial statements of the Borrower and its Subsidiaries as of _________________________ (the "Covenant Computation Date"). I certify that such financial statements have been prepared in accordance with GAAP, fairly present the financial condition of the Borrower and its Subsidiaries as of the Covenant Computation Date and the results of the operations of the Borrower and its Subsidiaries for the period then ended, subject to year-end adjustments, and conform to the requirements of Section 5.1(b) of the Credit Agreement.

         Events of Default. (Check one):

         [_]   The undersigned does not have knowledge of the occurrence of a
         Default or Event of Default under the Credit Agreement.

         [_]   The undersigned has knowledge of the occurrence of a Default or
         Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

         A. Floating Rate Margin, Eurodollar Rate Margin and Commitment Fee Percentage. I further certify that:

         1. Ratio of Total Funded Debt to EBITDA as of Covenant Computation Date. The applicable Ratio of Total Funded Debt to EBITDA for the Covenant Computation Date is _____ to 1.00.

         2. Floating Rate Margin. Commencing on the first day of the first month following the applicable Quarterly Financial Statement Due Date, the Floating Rate Margin shall be _____%.

         3. Eurodollar Rate Margin. Commencing on the first day of the first month following the applicable Quarterly Financial Statement Due Date, the Eurodollar Margin shall be _____%.

         4. Commitment Fee Percentage. Commencing on the first day of the first month following the applicable Quarterly Financial Statement Due Date, the Commitment Fee Percentage shall be _____%.

         B.   Financial Covenants. I further hereby certify as follows:

         1. Fixed Charge Coverage Ratio. Pursuant to Section 5.8 of the Credit Agreement, as of the Covenant Computation Date, the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries was _____ to 1.00 which [_] satisfies
[_] does not satisfy the requirement that such ratio be not less than 2.00 to
1.00 on the Covenant Computation Date.

         2. Leverage Ratio. Pursuant to Section 5.9 of the Credit Agreement, as of the Covenant Computation Date, the Leverage Ratio of the Borrower and its Subsidiaries was _____ to 1.00 which [_] satisfies [_] does not satisfy the requirement that such ratio be not more than the 3.00 to 1.00 on the Covenant Computation Date.

         3. Minimum Net Worth. Pursuant to Section 5.10 of the Credit Agreement, as of the Covenant Computation Date, the Net Worth of the Borrower and its Subsidiaries was $_______________ which [_] satisfies [_] does not satisfy the requirement that the Borrower's Net Worth be not less than the Required Net Worth Amount on the Covenant Computation Date.

         Set forth on Schedule I attached hereto are all relevant facts in reasonable detail to evidence and to compute (A) the Ratio of Total Funded Debt to EBITDA of the Borrower and its Subsidiaries for purposes of establishing the appropriate Floating Rate Margin, Eurodollar Rate Margin, and Commitment Fee Percentage and (B) whether or not the Borrower is in compliance with the financial covenants referred to above.

                                         ENTEGRIS, INC.


                                         By ____________________________________
                                            Its ________________________________


                                         And

                                         By ____________________________________
                                            Its ________________________________

                                                                    EXHIBIT G TO
                                                                CREDIT AGREEMENT

                             ASSIGNMENT CERTIFICATE

         THIS CERTIFICATE (the "Certificate") is delivered pursuant to Section 8.12(a) of that certain Credit Agreement dated as of November 30, 1999 (as amended or modified to date, the "Credit Agreement") among Entegris, Inc. (the "Borrower"), certain banks named therein (the "Banks"), and Norwest Bank Minnesota, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         The undersigned hereby agree as follows:

         1. The Applicant listed below under the caption "Applicant" has indicated its desire to become a Bank pursuant to Section 8.12 of the Credit Agreement.

         2. The Adjustment Date on which such Applicant shall become a Bank is __________________, ______, subject to compliance with the terms and conditions of the Credit Agreement.

         3. The Revolving Commitment, Percentage, and the amounts of Revolving Advances of the Revolving Facility being assigned by the assigning Bank (the "Assigning Bank") and being assumed by the Applicant on the Adjustment Date are set forth on the signature page hereof below such Applicant's name under the captions "Revolving Commitment," "Percentage," and "Assigned Revolving Advances."

         4. After giving effect to the assigning and transferring of the specified Revolving Commitment, Percentage, and the amounts of Revolving Advances of the Revolving Facility to the Applicant on the Adjustment Date as set forth above, the amounts of the Assigning Bank's Revolving Commitment, Percentage, and outstanding Revolving Advances of the Revolving Facility shall be as set forth below the Assigning Bank's name under the caption "Adjusted Revolving Commitment," "Adjusted Percentage," and "Adjusted Revolving Advances" (and the Assigning Bank shall be relieved of all obligations under the Credit Agreement to the extent of the reduction effected to its Revolving Commitment and Percentage in accordance herewith).

         5. The Revolving Commitment, Percentage, and Revolving Advances are being assigned pro rata.

         6. From and after the date this Certificate becomes effective, with respect to the Revolving Commitment, Percentage, and Revolving Advances being assigned to the Applicant, the Agent shall collect and apply all accrued interest and fees under the Credit Agreement for all periods prior to the Adjustment Date for the sole benefit of and for the sole account of the Assigning Bank. The Applicant shall be entitled to receive interest and fees from and after the Adjustment Date with respect to the Revolving Commitment, Percentage, and Revolving Advances being assigned to the Applicant.

         7. This Certificate will become effective upon (i) the receipt by the Agent of counterparts of this Certificate duly executed and delivered by the Borrower (if required under Section 8.12), the Assigning Bank, and the Applicant and (ii) the execution of counterparts of this Certificate by the Agent, which execution by the Agent is in the sole and absolute discretion of the Agent.

         8. Concurrently with the execution and delivery hereof, if requested by the Agent, the Borrower shall issue and deliver to the Agent substitute or replacement Revolving Note payable to the Assigning Bank and to the Applicant. The Agent agrees to deliver such substitute or replacement Revolving Note to the Applicant and to the Assigning Bank promptly after the Adjustment Date or (if later) the receipt by the Agent thereof. The Assigning Bank agrees to deliver to the Borrower, promptly after the Adjustment Date, the Revolving Note payable to the Assigning Bank delivered prior to the Adjustment Date, such Revolving Note to be marked "Replaced."

         9. Upon the effectiveness of this Certificate as specified in Section 7 above, the Applicant shall become a party to the Credit Agreement and a Bank thereunder and (a) shall be entitled to all rights, benefits, and privileges accorded to a Bank in the Credit Agreement, (b) shall be subject to all obligations of a Bank thereunder (including without limitation the obligation to fund its Percentage of Borrowings thereafter requested) and (c) shall be deemed to have specifically ratified and confirmed, and by executing this Certificate the Applicant hereby specifically ratifies and confirms, all of the provisions of the Credit Agreement.

         10. Each of the undersigned shall, at any time and from time to time upon the written request of any other of the undersigned, execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to effect the purpose of this Certificate.

         11. This Certificate may be executed in any number of counterparts by the parties hereto, each of which counterparts shall be deemed to be an original and all of which shall together constitute one and the same certificate. Matters relating to this Certificate shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without regard to conflicts of laws principles.

         12. The Applicant acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto. The Applicant further confirms and agrees that (i) in becoming a Bank and in undertaking its Revolving Commitment and making its Funding under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Assigning Bank or the Agent, and (ii) the address shown below its signature hereto shall be its notice address for purposes of Section 9.3 of the Credit Agreement unless and until it shall designate, in accordance with such
Section 9.3, another address for such purposes.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the Adjustment Date set forth above.

                                            ENTEGRIS, INC.

                                            By_________________________________
                                               Its_____________________________

                                            And

                                            By_________________________________
                                               Its_____________________________


                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Agent

                                            By_________________________________
                                            Its________________________________

                                         Applicant
_______________________________             [APPLICANT], as Bank
_______________________________
_______________________________
Attn:__________________________             By_________________________________
Phone:_________________________                Its_____________________________
Fax:___________________________

Revolving Commitment          Percentage           Assigned Revolving Advances
--------------------          ----------           ---------------------------

                                 Assigning Bank

                                      [ASSIGNING BANK], as Bank

                                     By_______________________________
                                       Its____________________________

    Adjusted Revolving       Adjusted                 Adjusted Revolving
        Commitment          Percentage                     Advances
        ----------          ----------                     --------

                                                                 Schedule 2.6 to
                                                                Credit Agreement

                     Schedule of Existing Letters of Credit

  Letter of Credit
  ----------------
       Number               Beneficiary           Face Amount        Expiry Date
       ------               -----------           -----------        -----------

     SB0405110           The Bank of Tokyo       $3,855,240.96        6/1/2000

      SB004792           U.S. Bank & Trust       $  244,322.04       10/15/2000

                                                                 Schedule 4.1 to
                                                                Credit Agreement

            Names under which Borrower and its Subsidiaries Have Done
                       Business in the Last Twelve Months


                                See Schedule 4.4

                                                                 Schedule 4.4 to
                                                                Credit Agreement

                          Subsidiaries of the Borrower

Entegris, Inc.

As of November 29, 1999

SCHEDULE OF SUBSIDIARIES AND AFFILIATES

Name                                           Ownership          Method        Country
------------------------------------------------------------------------------------------------------------------
SUBSIDIARIES
------------

Fluoroware, Inc.                                 100%          Consolidated     Chaska, Minnesota

Empak, Inc.                                      100%          Consolidated     Colorado Springs, Colorado

Empak (Entegris) Malaysia SDN BHD                100%          Consolidated     Malaysia

Empak Airplane Company                           100%          Consolidated     USA

Empak Korea Yohan Hoesa                          100%          Consolidated     Korea

Empak Hanbal Korea                               100%          Consolidated     Korea

Entegris Europe, GmbH                            100%          Consolidated     Bad Rappenau, Germany

Nippon Fluoroware, K.K.                           90%          Consolidated     Yonezawa, Japan

Fluoroware PEI, Inc.                             100%          Consolidated     Circle Pines, Minnesota

Fluoroware Jamaica, FSC                          100%          Consolidated     Jamaica

Empak Bermuda, FSC                               100%          Consolidated     Bermuda

Fluoroware South East Asia, Ltd Pte               70%          Consolidated     Singapore

Fluoroware Valqua Japan, K.K.                     51%          Consolidated     Tokyo, Japan

Unified Container Solutions, Inc.                 80%          Consolidated     Gaylord, Minnesota

Entegris Upland, Inc.                            100%          Consolidated

                                                                 Schedule 4.6 to
                                                                Credit Agreement

                           Litigation of the Borrower



                                      None

                                                                Schedule 4.10 to
                                                                Credit Agreement

                  Description of Pension Plans of the Borrower

                          Fluoroware, Inc. Pension Plan
                          Fluoroware, Inc. 401(k) Plan
                 Fluoroware, Inc. Employee Stock Ownership Plan
                             Empak, Inc. 401(k) Plan

                                                                Schedule 4.12 to
                                                                Credit Agreement

                    Environmental Disclosures of the Borrower

                                      None

                                                                 Schedule 6.1 to
                                                                Credit Agreement

               Outstanding Liens of the Borrower and Subsidiaries

                            See attached spreadsheet

ENTEGRIS, INC.             Sections 6.1, 6.2, 6.3 of Entegris Revolver Agreement
As of August 28, 1999                         29-Nov-99

                                                                                               Debt Balance $
DESCRIPTION                                  LOC Size and Maturities          Entity               28-Aug-99    Liens and Guarantees
------------------------- -----------------  ------------------------ ----------------------- ----------------  --------------------
NOTES PAYABLE CURRENT

Commerzbank                   3.95% to 5.5%  DM 2,100,000 LOC         Entegris Europe, GmbH        1,011,372    Secured by Buildings
                                                                                                                and Equipment

BWBank                        3.7% to 5.75%  DM 3,000,000 LOC         Entegris Europe, GmbH          838,237    Secured by Buildings
                                                                                                                and Equipment

Shonai Bank (Japan)         1.95% to 2.125%  (y) 20,000,000 LOC       Nippon Fluoroware, K.K.         89,640    Secured by Buildings
                                                                                                                and Equipment

Sumitomo Bank                1.99% to 1.99%  (y) 392,000,000 LOC      Fluoroware Valqua Japan      3,047,687    Guaranteed by Nippon
                                                                                                                Valqua Industries,
                                                                                                                K.K.

Mitsubishi Bank            1.625% to 1.625%  (y) 406,000,000 LOC      Fluoroware Valqua Japan      3,451,057    Guaranteed by
                                                                                                                Fluoroware, Inc.

Marquette Bank            Prime/Libor Based  *$25,000,000 LOC         Empak, Inc.                         *0    Secured by Empak
                                                                                                                Receivables,
                                                                                                                Inventory, and
                                                                                                                Equipment

Norwest Bank              Prime/Libor Based  $17,916,915 LOC          Fluoroware, Inc.                     0    Unsecured

Bank of America                         10%  $500,000                 Fluoroware S.E. Asia                 0    Guaranteed by
                                                                                                                Fluoroware, Inc.

Malaysian Banking Berhad                N/A  RM5,000,000              Entegris Malaysia                    0    Secured Equipment of
                                                                                                                Entegris Malaysia

Norwest Bank                          Prime  $500,000                 Fluoroware PEI, Inc.                 0    Guaranteed by
                                                                                                                Fluoroware, Inc.

Harris Bank               Prime/Libor Based  $17,916,915 LOC          Fluoroware, Inc.                     0    Unsecured
------------------------- ------------------ ------------------------ ----------------------- ----------------  --------------------
Total Short-term Debt                                                                              8,438,993    0
====================================================================================================================================

     * Empak, Inc. has terminated this line of credit with Marquette Bank and UCC releases will be promptly provided to the Agent; this item is not a permitted indebtedness or a permitted lien.

ENTEGRIS, INC.             Sections 6.1, 6.2, 6.3 of Entegris Revolver Agreement
As of August 28, 1999               29-Nov-99

                                                                                               Debt
                                                                                             Balance $
DESCRIPTION                                      LOC Size and Maturities       Entity        28-Aug-99   Liens and Guarantees
-----------------------------------------------  -----------------------   ----------------  ----------  ----------------
LONG-TERM DEBT

  Daily Tax Free Income Fund - 10/28/86          Matures 2001              Fluoroware, Inc.     155,000  Secured by building at 102
  15 years - Interest Floats @ 62% of                                                                    Jonathan Blvd, Chaska, MN
  Prime - Secured by Letter of Credit

  North Atlantic Life Insurance Co. of           Matures 2000              Fluoroware, Inc.     246,171  Secured by building at 101
  America - 6/5/90 - 10 years - Interest                                                                 Peavey Rd, Chaska, MN
  @ 9.95% - Secured by 101 Peavey Road

  First National Bank of Chaska - 6/5/90         Matures 2000              Fluoroware, Inc.      31,343  Secured by building at 101
  10 Years - Interest @ 9.95% - Secured                                                                  Peavey Rd, Chaska, MN
  by 101 Peavey Road

Henry Robb                                       Matures 1999              Fluoroware, Inc.      50,000  Unsecured
   Note 50,000 Due 9/99 Int @ 7%

Ann Zitzloff 10/91 15 Yr 600,000 Int @ 9%        Matures 2006              Fluoroware, Inc.     379,100  Unsecured

Wayne Zitzloff 10/91 15 Yr 485,850 Int @ 9%      Matures 2006              Fluoroware, Inc.     306,340  Unsecured

Land Assessment 5/15/92 10 Yr Int @ 8.5%         Matures 2002              Fluoroware, Inc.      26,282  Unsecured
City of Chaska

Luke Foundation - Stock Redemption               Matures 2006              Fluoroware, Inc.   3,340,000  Unsecured
   15 Yr 4,640,000 Int @ 6%

American Family Life Ins. Co.                    Matures 2006              Fluoroware, Inc.   2,053,731  Secured by 102,117 Jonathan
   102 & 117 Jonathan Blvd. N. Secured Mortgage                                                          Blvd, Chaska, MN
   15 Yr 2,790,000 Int @ 8.75%

Jan Wright Trust - Stock Redemption              Matures 2009              Fluoroware, Inc.     479,534  Unsecured
   15 Yr 705,179.4 Int @ 6%

Craig Wallestad Trust - Stock Redemption         Matures 2009              Fluoroware, Inc.     479,534  Unsecured
   15 Yr 705,179.4 Int @ 6%

Washington Square Capital (Reliastar)            Matures 2005              Fluoroware, Inc.   8,400,000  Unsecured
Private Placement
Unsecured Senior Notes
   10 Yr 10,000,000 Int @ 9.46%

Dan Quernemoen - Stock Redemption                Matures 2012              Fluoroware, Inc.   3,505,826  Unsecured
   15 Yr 4,138,379 Int @ 8%

Mass. Mutual Private Placement                   Matures 2011              Fluoroware, Inc.  19,200,000  Unsecured
Unsecured Senior Notes
   12 Yr 20,000,000 Int @ 7.42%
-------------------------------------------------------------------------------------------------------------------------

ENTEGRIS, INC.             Sections 6.1, 6.2, 6.3 of Entegris Revolver Agreement
As of August 28, 1999               29-Nov-99

                                                                                                      Debt
                                                                                                    Balance $
DESCRIPTION                                         LOC Size and Maturities        Entity           28-Aug-99 Liens and Guarantees
--------------------------------------------------  ----------------------- ----------------------  --------- ---------------
Japan Finance Corporation for Small Business
Yamagata Branch                                   3.15% Matures 2015        Nippon Fluoroware, K.K. 2,214,776 Secured by building
300,000,000 yen
12/6/95 20 Year

Yamagata Bank                                    2.125% Matures 2003        Nippon Fluoroware, K.K.   313,785 Secured by building
Yonezawa Branch                                                                                               and equipment
50,000,000 yen
2/27/96 5 Yr

Yamagata Bank                                    2.975% Matures 2001        Nippon Fluoroware, K.K.   387,234 Secured by building
Yonezawa Branch                                                                                               and equipment
150,000,000 yen
9/12/94 7 Yr

Yamagata Bank                                    1.925% Matures 1999        Nippon Fluoroware, K.K.   164,933 Secured by building
Yonezawa Branch                                                                                               and equipment
111,330,000 yen
12/9/97 2 Yr
---------------------------------------------------------------------------------------------------------------------------------

ENTEGRIS, INC.             Sections 6.1, 6.2, 6.3 of Entegris Revolver Agreement
As of August 28, 1999               29-Nov-99

                                                                                        Debt
                                               LOC Size                               Balance $
DESCRIPTION                                 and Maturities          Entity            28-Aug-99    Liens and Guarantees
-------------------------- ---------------  ---------------- ---------------------  -------------- --------------------
TK Farrell Note                      8.00%  Matures 2001     Fluoroware PEI, Inc.         427,809  Guaranteed by Fluoroware, Inc.
Fluoroware PEI Note
5 Years

GMAC Note                          863.80%  Matures 2004     Fluoroware PEI, Inc.          22,075  Secured by automobile
Automobile Loan
5 Years

First Star Trust             3.45% - 4.70%  Matures 2012     Fluoroware PEI, Inc.       1,450,000  Guaranteed by Fluoroware, Inc.
$1,600,000                 Variable Rate
Industrial Revenue Bond
15 Years

Commerzbank HN                      6.000%  Matures 2007     Entegris Europe, GmbH        415,870  Secured by building and equipment
05/20/97 10 Yr. 1,000,000

Commerzbank HN                      5.250%  Matures 2006     Entegris Europe, GmbH        274,473  Secured by building and equipment
12/3/96 10 Yr. 660,000

Commerzbank HN                      5.000%  Matures 2007     Entegris Europe, GmbH        126,318  Secured by building and equipment
7/9/97 10 Yr. 315,000

Commerzbank HN                      4.500%  Matures 2007     Entegris Europe, GmbH        794,835  Secured by building and equipment
7/9/97 8 Yr. 1,962,000

Commerzbank HN                      5.000%  Matures 2006     Entegris Europe, GmbH      1,804,620  Secured by building and equipment
12/11/96 10 Yr. 3,600,000

Marubeni Corporation                  9.7%  Matures 2002     Empak, Inc.                4,543,478  Secured by building

CIT                           7.5% to 9.0%  Matures 2001     Empak, Inc.                  632,596  Secured by equipment

Concord                     8.45% to 8.95%  Matures 2001     Empak, Inc.                  948,839  Secured by equipment

KeyCorp                     8.45% to 8.95%  Matures 2002     Empak, Inc.                  727,597  Secured by equipment


-------------------------- ---------------                                          -------------------------------
TOTAL LONG-TERM DEBT                                                                   53,902,100
===================================================================================================================

CAPITAL LEASES

Caterpillar                 6.15% to 10.2%  Matures 2003     Empak, Inc.                   13,894  Secured by equipment

US BanCorp Leasing          6.15% to 10.2%  Matures 2000-01  Empak, Inc.                  605,647  Secured by equipment

LaSalle National Leasing    6.15% to 10.2%  Matures 2001-07  Empak, Inc.                6,783,852  Secured by equipment

SB Leasing/ST Capital       6.00% 10 10.0%  Matures 2000-02  Fluoroware SE Asia         1,045,900  Secured by equipment

-------------------------- ---------------                                          -------------------------------

ENTEGRIS, INC.             Sections 6.1, 6.2, 6.3 of Entegris Revolver Agreement
As of August 28, 1999               29-Nov-99

                                                                                        Debt
                                               LOC Size                               Balance $
DESCRIPTION                                 and Maturities          Entity            28-Aug-99    Liens and Guarantees
-------------------------- ---------------- ---------------- --------------------- -------------- -----------------
TOTAL CAPITAL LEASES                                                                  8,449,293
===========================================                                        ================================

Other unamortized Discounts                                                              13,138
Deferred Compensation                                                                   673,931

TOTAL DEBT                                                                           71,477,455   Per final audit report

Other Guarantees                                             Wayne Bongard Trust      1,600,100

                                                                 Schedule 6.2 to
                                                                Credit Agreement

            Outstanding Indebtedness of the Borrower and Subsidiaries

                                See Schedule 6.1

                                                                 Schedule 6.3 to
                                                                Credit Agreement

           Outstanding Guaranties of the Borrower and its Subsidiaries

                                See Schedule 6.1